UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. _____ )

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TRIZEC PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING
AND
PROXY STATEMENT

Corporate Headquarters 10 S. Riverside Plaza, Suite 1100 Chicago, Illinois 60606	(312) 798-6000 tel (312) 466-0185 fax www.trz.com
April 11, 2005
Dear Stockholder:
        It is a pleasure to invite you to the 2005 annual meeting of stockholders of Trizec Properties, Inc. to be held at the Park Hyatt Hotel, 800 North Michigan Avenue, Chicago, Illinois, on Thursday, May 19, 2005, at 10:00 a.m., local time. The meeting will be held in Grand Salon B.
        The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. At the meeting, we also will briefly report on the operations of Trizec during the past year and our plans for the future. Directors and officers of Trizec, as well as representatives from our independent registered public accounting firm, PricewaterhouseCoopers LLP, will be present to respond to appropriate questions from stockholders.
        Your vote is important. Whether or not you plan to attend the meeting in person, please submit your vote as soon as possible. You may be able to vote your shares through the Internet or by using a toll-free telephone number. Please review the instructions on the accompanying proxy card regarding each of these voting options. Alternatively, you may vote your shares by marking your votes on the accompanying proxy card, signing and dating it, and mailing it in the envelope provided.

Sincerely,

Peter Munk
Chairman of the Board of Directors

TRIZEC PROPERTIES, INC.
10 S. Riverside Plaza, Suite 1100
Chicago, Illinois 60606
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2005
        You are cordially invited to attend the 2005 annual meeting of stockholders of Trizec Properties, Inc. to be held at the Park Hyatt Hotel, Grand Salon B, 800 North Michigan Avenue, Chicago, Illinois, on Thursday, May 19, 2005, at 10:00 a.m., local time, for the following purposes:

1.	To elect nine directors to serve until the 2006 annual meeting of stockholders;

2.	To ratify the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005; and

3.	To consider and act upon any other matters that may properly be brought before the annual meeting and any adjournments or postponements of the meeting.
        Only stockholders of record at the close of business on March 24, 2005 are entitled to vote at the 2005 annual meeting or any adjournments or postponements of the meeting.
        Whether or not you plan to attend the annual meeting in person, please take part in our affairs by voting your shares. You may be able to vote your shares through the Internet or by using a toll-free telephone number. Please review the instructions on the accompanying proxy card regarding each of these voting options. Alternatively, you may vote your shares by marking your votes on the accompanying proxy card, signing and dating it, and mailing it in the envelope provided.

By Order of the Board of Directors,

Ted R. Jadwin
Senior Vice President, General Counsel and
Corporate Secretary
Chicago, Illinois
April 11, 2005

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TRIZEC PROPERTIES, INC.
10 S. Riverside Plaza, Suite 1100
Chicago, Illinois 60606
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2005
        We are first sending this proxy statement and the accompanying proxy card to our stockholders on or about April 11, 2005 in connection with the solicitation of proxies by the board of directors of Trizec Properties, Inc. on behalf of Trizec Properties, Inc. for use at the 2005 annual meeting of stockholders to be held on Thursday, May 19, 2005 at 10:00 a.m., local time, at the Park Hyatt Hotel, Grand Salon B, 800 North Michigan Avenue, Chicago, Illinois or at any postponement or adjournment of the meeting. When used in this proxy statement, the terms “we,” “us,” “our,” “Trizec,” “our company” and “the company” refer to Trizec Properties, Inc. and its subsidiaries.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
What is the purpose of the annual meeting?
        At the annual meeting, you will be asked:

•	to elect nine directors to serve until the 2006 annual meeting of stockholders;

•	to ratify the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005; and

•	to consider and act upon any other matters that may properly be brought before the annual meeting and any adjournments or postponements thereof.
Who is entitled to vote at the annual meeting?
        Holders of record of our common stock at the close of business on March 24, 2005 are entitled to receive notice of, and vote at, the meeting. Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on. On March 24, 2005, we had 154,061,250 shares of common stock outstanding.
        In addition, the sole holder of record of our special voting stock is entitled to vote with our common stockholders at the annual meeting for the election of directors. The special voting stock was issued to the Hungarian subsidiary of Trizec Canada Inc., which directly and indirectly owns approximately 39.3% of our outstanding common stock, in connection with our corporate reorganization in May 2002. Mr. Peter Munk, the Chairman of our board of directors, is the Chief Executive Officer and Chairman of the board of directors of, and owns substantially all of the multiple voting shares in, Trizec Canada Inc., which we refer to in this proxy statement as Trizec Canada. We refer you to “Certain Relationships and Related Transactions” below for a description of the May 2002 corporate reorganization.
        Under the terms of our special voting stock, Trizec Canada’s Hungarian subsidiary, as the sole holder of our special voting stock, is entitled to a number of votes such that, when that number of votes is added to the aggregate number of votes that Trizec Canada and its subsidiaries otherwise may cast in the election of our directors in regard to their ownership of our common stock, the total number constitutes a majority of the votes that may be cast in the election of our directors. The holder of our special voting stock is entitled to such votes in the election of our directors only if Trizec Canada and its subsidiaries collectively own at least five percent of our issued and outstanding common stock at the time of the vote. As a result of this special voting right, Trizec Canada and its majority stockholder will have voting control over the election of our directors. The special voting stock does not entitle its holder to voting rights with respect to any other matters, except as otherwise required by Delaware corporate law. This special voting right will expire on January 1, 2008. On

March 24, 2005, there were 100 shares of special voting stock outstanding, all of which were held by Trizec Canada’s Hungarian subsidiary.
What will constitute a quorum at the annual meeting?
        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on March 24, 2005, the record date for the 2005 annual meeting, will constitute a quorum, permitting the stockholders to conduct business at the annual meeting.
        We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting. A broker “non-vote” occurs when a bank or broker holding shares for a beneficial stockholder does not vote on a particular proposal because the bank or broker does not have discretionary voting power with respect to the proposal and has not received voting instructions from the beneficial stockholder. Broker non-votes will not be considered as entitled to vote with respect to a particular proposal and, therefore, will not affect the outcome of the vote on the election of directors or the ratification of the re-appointment of the independent registered public accounting firm.
How do I vote?
        Voting in person at the meeting. If you hold your shares in your own name as a holder of record and you attend the annual meeting, you may vote in person at the meeting. If you hold your shares through a broker, bank or other nominee (i.e., in “street name”) and you wish to vote in person at the meeting, you will need to obtain a proxy form from the broker, bank or other nominee that holds your shares of common stock of record.
        Voting by proxy for shares registered directly in the name of the stockholder. If you hold your shares in your own name as a holder of record, you may instruct the proxy holders named in the accompanying proxy card how to vote your shares of common stock by using the Internet website or toll-free telephone number listed on the accompanying proxy card or by signing, dating and mailing the proxy card in the envelope provided. If you vote through the Internet or by telephone, you do not need to return your proxy card.
        Voting by proxy for shares registered in street name. If your shares of common stock are held in street name, you will receive voting instructions from your broker, bank or other nominee which you must follow in order to have your shares of common stock voted. Many brokerage firms and banks have a process for their beneficial holders to vote their shares through the Internet or by telephone. If Internet or telephone voting is unavailable from your broker or bank, you will need to complete and return the accompanying voting instruction card to your broker or bank.
How are proxy card votes counted?
        If the accompanying proxy card is properly signed and returned to us, and not revoked, it will be voted as directed by you. Unless contrary instructions are given, Timothy H. Callahan and Michael C. Colleran, or either of them, as the persons designated as proxy holders on the proxy card, will vote (a) FOR the election of all nominees for our board of directors named in this proxy statement, and (b) FOR the ratification of the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005. If any other matters properly come before the annual meeting, the designated proxy holders will vote upon such matters as recommended by our board of directors or, if no such recommendation is given, according to their judgment.
What vote is required to approve each proposal?
        Proposal 1 — Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. However, Trizec Canada’s

Hungarian subsidiary, as the sole holder of our special voting stock, may impact the voting for the election of our directors. Please see the question above titled “Who is entitled to vote at the annual meeting?”
        Proposal 2 — Ratification of Re-Appointment of Independent Auditor. The ratification of the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2005 requires the affirmative vote of the holders of a majority of the shares represented at the meeting in person or by proxy and entitled to vote on this proposal. A properly executed proxy marked “Abstain” with respect to this proposal will not be voted although it will be considered entitled to vote. Accordingly, an abstention will have the same effect as a vote against the proposal.
        As of March 24, 2005, the record date for the annual meeting, our directors and executive officers beneficially owned or controlled approximately 63,280,030 shares of our common stock, constituting approximately 40.3% of the outstanding common stock. We believe that these holders will vote all of their shares of common stock in favor of each of the proposals.
May I change or revoke my vote?
        Yes. You may change or revoke a previously granted proxy at any time by either (a) submitting a later-dated vote, in person at the annual meeting, through the Internet, by telephone or by mail, or (b) giving written notice to Dennis Fabro, Senior Vice President, Investor Relations, at our executive offices located at 10 S. Riverside Plaza, Suite 1100, Chicago, Illinois, 60606. Please note that attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.
        If you hold your shares in street name, then you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the annual meeting if you obtain a proxy form from the broker, bank or other nominee that holds your shares of common stock of record.
Who pays the costs of soliciting proxies?
        We will pay the costs of soliciting proxies from our stockholders. In addition to the mailing of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such activities. We will also reimburse brokers, banks and other fiduciaries, custodians and nominees for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.
What if I receive only one set of proxy materials although there are multiple stockholders at my address?
        If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of each of our annual report, notice of annual meeting and proxy statement to your address. However, even if your broker has sent only one copy of these proxy materials, you should receive a proxy card for each stockholder in your household. You may revoke your consent to householding at any time by contacting your broker or bank, or by calling 1-800-542-1061. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of our annual report or proxy statement, we will send a separate copy of the annual report or the proxy statement to you upon oral or written request. Such request can be made by contacting us at 10 S. Riverside Plaza, Suite 1100, Chicago, Illinois, 60606, attention: Dennis Fabro, Senior Vice President, Investor Relations (telephone number: 312-798-6000).

What other information should I review before voting?
        Our 2004 annual report to stockholders is being mailed to you concurrently with this proxy statement. Although our annual report is not part of the proxy solicitation materials, we recommend that you review our 2004 annual report prior to voting.
How can I receive a copy of Trizec’s annual report on Form 10-K for the year ended December 31, 2004?
        The 2004 annual report to stockholders, which accompanies this proxy statement, includes our annual report on Form 10-K for the year ended December 31, 2004. We filed the 2004 Form 10-K with the Securities and Exchange Commission, or the SEC, on March 11, 2005. You may view our 2004 Form 10-K on our website at www.trz.com or on the website of the SEC at www.sec.gov. In addition, we will provide to you, without charge, a copy of our 2004 Form 10-K upon written request to Dennis Fabro, Senior Vice President, Investor Relations, at our executive offices located at 10 S. Riverside Plaza, Suite 1100, Chicago, Illinois, 60606.
Will other matters be voted on at the annual meeting?
        We are not aware of any other matters to be presented at the annual meeting other than those described in this proxy statement. If other matters not described in the proxy statement are properly presented at the meeting, any proxies received by us will be voted in accordance with the best judgment of the proxy holders.
PROPOSAL 1 – ELECTION OF DIRECTORS
Special Voting Stock
        The election of directors may be influenced by our outstanding special voting stock. The special voting stock entitles Trizec Canada’s Hungarian subsidiary, as the current sole holder of our special voting stock, to a number of votes in the election of our directors such that, when that number of votes is added to the aggregate number of votes that Trizec Canada and its subsidiaries otherwise may cast in the election of our directors in regard to their ownership of our common stock, the total number constitutes a majority of the votes that may be cast in the election of our directors. The holder of our special voting stock is entitled to such votes in the election of our directors only if Trizec Canada and its subsidiaries collectively own at least five percent of our issued and outstanding common stock at the time of the vote. As a result of the special voting right, Trizec Canada and its majority stockholder will have voting control over the election of our directors.
Our Board of Directors
        Our board of directors currently consists of nine directors. The board has nominated each of these nine directors for re-election as a director at the 2005 annual meeting. A former director, Casey R. Wold, resigned from our board effective September 17, 2004 and, on February 18, 2005, our board of directors reduced the size of our board from ten members to nine members. If re-elected as a director at the annual meeting, each of our nominees will serve a one-year term expiring at our 2006 annual meeting of stockholders and until his successor has been duly elected and qualified or until his death, resignation or retirement.
        Each of the nominees has consented to serve as a director if re-elected for a one-year term. Our board of directors knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the board of directors may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by our board of directors. Alternatively, our board of directors may decrease the size of the board. For a discussion on our board’s determination of the independence of our directors and other corporate governance matters, please see the section titled “Director Independence, Corporate Governance and Board Committees” below.

Nominees for Election to our Board of Directors Until Terms Expiring in 2006
        The following table and biographical descriptions set forth certain information, including a brief description of principal occupation for at least the past five years, other directorships of public companies, and age as of March 24, 2005, regarding each of our directors who has been nominated to stand for re-election for a one-year term until the 2006 annual meeting of stockholders.

Name	Age	Position or Title with Trizec

Peter Munk	77	Chairman of the Board of Directors
Timothy H. Callahan	54	President, Chief Executive Officer and Director
L. Jay Cross	52	Director
The Right Honourable Brian Mulroney	66	Director
James J. O’Connor	68	Director
Glenn J. Rufrano	55	Director
Richard M. Thomson	71	Director
Polyvios C. Vintiadis	69	Director
Stephen R. Volk	68	Director
        Peter Munk. Mr. Munk has served as the Chairman of our board of directors since our corporate reorganization in May 2002. Mr. Munk founded our former parent company, TrizecHahn Corporation, and from 1987 through May 2002, served as the Chairman of its board of directors. From June 1996 until January 2001, Mr. Munk also served as the Chief Executive Officer of TrizecHahn Corporation. Mr. Munk founded and is currently the Chairman of the board of directors of Barrick Gold Corporation, a gold mining company. He was also the Chief Executive Officer of Barrick Gold Corporation from its formation in 1984 until 1998. Mr. Munk has been the President and a director of P.M. Capital Inc., a private Canadian company, since its formation in 1992. Mr. Munk has also served as the Chief Executive Officer and Chairman of the board of directors of Trizec Canada since its incorporation in 2002. He also served as Trizec Canada’s President from its incorporation in May 2002 until December 2004.
        Timothy H. Callahan. Mr. Callahan has served as our President, Chief Executive Officer and a member of our board of directors since August 2002. From October 1996 through April 2002, Mr. Callahan was Trustee, President and Chief Executive Officer of Equity Office Properties Trust, a real estate investment trust that became publicly-traded in July 1997. From August 1996 to October 1997, Mr. Callahan served on the board of managers and was the Chief Executive Officer of Equity Office Holdings, L.L.C., and Equity Office Properties, L.L.C., predecessors to Equity Office Properties Trust. From January 1995 to August 1996, Mr. Callahan was the Executive Vice President and Chief Financial Officer of Equity Group Investments (EGI), a private investment group, where he was responsible for coordinating all financing and capital markets activities affecting EGI, including real estate and corporate. From July 1992 to January 1995, Mr. Callahan served as Senior Vice President of EGI. Prior to joining EGI, Mr. Callahan was Vice President of Finance with The Edward J. DeBartolo Corporation in Youngstown, Ohio from June 1990 to July 1992 and Director of Development – Northeast with DeBartolo from June 1988 to June 1990. Before joining DeBartolo, Mr. Callahan served as Senior Vice President at Chemical Realty Corporation, a division of Chemical Bank. During his 14 years at Chemical, he was responsible for all real estate lending activities with clients throughout the Midwest and Mid-Atlantic regions before transferring to the investment banking division, where he was responsible for various real estate investment banking activities.
        L. Jay Cross. Mr. Cross has served as a member of our board of directors since November 2003. Mr. Cross has served as the President of New York Jets LLC, the corporate owner of the New York Jets professional football franchise, since March 2001. From December 1996 to August 2000, Mr. Cross served as President of Business Operations for the National Basketball Association’s Miami Heat franchise. Between August 1994 and August 1996, Mr. Cross served as the Project Director for the development of the Air Canada Centre, home of Toronto’s NBA and NHL franchises. Mr. Cross held Senior Vice President and Vice President positions with Markborough Properties, Inc. from May 1989 to July 1994. Between October 1985 and April 1989, Mr. Cross served as a General Manager of The Prudential Insurance Company of America in its real estate investment operations.
        The Right Honourable Brian Mulroney. Mr. Mulroney has served as a member of our board of directors since our May 2002 corporate reorganization and served as a member of the board of directors of TrizecHahn Corporation from June 1996 until May 2002. Since August 1993, Mr. Mulroney has been a Senior Partner of Ogilvy Renault LLP, a law firm based in Montreal, Canada. From September 1984 to June 1993, Mr. Mulroney served as the Prime Minister of Canada. Mr. Mulroney serves as a member of the board of directors of Barrick Gold Corporation, America Online Latin America, Inc., Cendant Corporation, Archer-Daniels-Midland Company and Quebecor World Inc.
        James J. O’Connor. Mr. O’Connor has served as a member of our board of directors since November 2003. In addition, Mr. O’Connor serves as a member of the board of directors of Corning Incorporated, Smurfit-Stone Container Corporation and UAL Corporation. Mr. O’Connor joined Commonwealth Edison, a utility company, in 1963. He became its President in 1977, a director in 1978 and its Chairman and Chief Executive Officer in 1980. In 1994, he was also named Chairman and Chief Executive Officer of Unicom Corporation which then became the parent corporation of Commonwealth Edison. He retired from these positions in March 1998.
        Glenn J. Rufrano. Mr. Rufrano has served as a member of our board of directors since our May 2002 corporate reorganization and served as a member of the board of directors of TrizecHahn Corporation from November 1996 until May 2002. In addition, Mr. Rufrano serves as a member of the board of directors of New Plan Excel Realty Trust, Inc., a publicly-traded retail real estate investment trust and CRIIMI MAE, Inc. Mr. Rufrano joined New Plan Excel Realty Trust, Inc. in February 2000 where he serves as the Chief Executive Officer and as a member of its Investment Committee. From February 2000 to March 2002, Mr. Rufrano also served as President of New Plan Excel Realty Trust, Inc. Mr. Rufrano was a partner in The O’Connor Group, a diversified real estate firm, from its inception in 1983 until March 2000. He was Chief Financial Officer of The O’Connor Group from June 1990 to November 1994 and President and Chief Operating Officer from November 1994 to March 2000. He also was Co-Chairman of The Peabody Group, an association between The O’Connor Group and J.P. Morgan & Co., Inc., from September 1998 to March 2000.
        Richard M. Thomson. Mr. Thomson has served as a member of our board of directors since our May 2002 corporate reorganization and served as a member of the board of directors of TrizecHahn Corporation from May 1999 until May 2002. Mr. Thomson also serves as a member of the board of directors of Nexen Inc. and The Thomson Corporation. Mr. Thomson served as Chief Executive Officer of The Toronto-Dominion Bank from 1977 to 1997, as its Chairman from 1978 to February 1998 and as a director until March 2004.
        Polyvios C. Vintiadis. Mr. Vintiadis has served as a member of our board of directors since our May 2002 corporate reorganization. Mr. Vintiadis has served as a consultant to Morgens, Waterfall, Vintiadis & Co., a financial services firm based in New York, since 1999, and also serves as a member of its board of directors. Mr. Vintiadis served as a principal and/or consultant of Morgens, Waterfall, Vintiadis & Co. from 1981 until 1999. In addition, Mr. Vintiadis served as the Chairman, President and Chief Executive Officer of Towermarc Corporation, a full service real estate development company, from 1984 to 2001.
        Stephen R. Volk. Mr. Volk has served as a member of our board of directors since our May 2002 corporate reorganization. Since August 2004, Mr. Volk has served as Vice Chairman of Citigroup Inc., focusing primarily on Citigroup’s Global Corporate and Investment Banking Group, and also serves as a senior adviser to the company on other matters. From August 2001 to August 2004, Mr. Volk served as Chairman and a member of the Operating Committee and the Executive Board of Credit Suisse First Boston Corporation, an investment bank, based in New York, as well as a member of the Executive Board of Credit Suisse Group. Mr. Volk served as Senior Partner of Shearman & Sterling, an international law firm headquartered in New York, New York, from 1991 to June 2001. Mr. Volk also serves as a member of the board of directors of Consolidated Edison, Inc.

Our Recommendation
        Our board of directors recommends a vote FOR each of the nominees as a director.
Information Regarding Our Executive Officers
        The following table and biographical descriptions set forth certain information, including a brief description of principal occupation for at least the past five years, other directorships of public companies, and age as of March 24, 2005, regarding each of our executive officers, other than Messrs. Munk and Callahan whose positions and background are described above.

Name	Age	Position or Title

Michael C. Colleran	52	Executive Vice President and Chief Financial Officer
Brian K. Lipson	47	Executive Vice President and Chief Investment Officer
William R.C. Tresham	49	Executive Vice President and Chief Operating Officer
Ted R. Jadwin	56	Senior Vice President, General Counsel and Corporate Secretary
        Michael C. Colleran. Mr. Colleran has served as our Executive Vice President and Chief Financial Officer since June 2003. From September 2000 to June 2003, Mr. Colleran served as President of the Colleran Company, a real estate investment banking consulting firm. From 1997 to 2000, Mr. Colleran served as Executive Vice President and Chief Financial Officer of The Davis Companies. Between May 1988 and June 1997, Mr. Colleran served as Executive Vice President and Chief Financial Officer of Miller-Klutznick-Davis-Gray Company, a real estate investment and development company. Before 1988, Mr. Colleran spent fourteen years with KPMG LLP, an international accounting and consulting firm, specializing in the structuring of financial and tax-related transactions for major real estate owners and developers.
        Brian K. Lipson. Mr. Lipson has served as our Executive Vice President and Chief Investment Officer since January 2005. From June 2001 to January 2005, Mr. Lipson was principal and owner of an independent real estate investment and advisory firm. From September 2002 through December 2004, he provided exclusive consulting services to Maguire Partners and, following its initial public offering in June 2003, its successor, Maguire Properties, Inc., a California-based, publicly-traded office real estate investment trust. From March 1997 to June 2001, Mr. Lipson served as Executive Vice President of TrizecHahn Office Properties Ltd., a subsidiary of TrizecHahn Corporation, our former parent company. Prior to joining TrizecHahn Office Properties Ltd., from March 1994 to March 1997, Mr. Lipson served as Principal and Co-Head of Capital Transactions at The Yarmouth Group, Inc., a subsidiary of Lend Lease Corporation, a real estate company that owns, develops, constructs and manages office and retail properties in the U.S., Europe and Asia. From April 1990 to March 1994, he served as Vice President with Equity Assets Management, which later became Equity Office Properties Trust. From February 1985 to April 1990, Mr. Lipson served as Vice President of Strategic Planning for VMS Realty Partners, a real estate investment company. Prior to joining VMS, Mr. Lipson was an attorney in California practicing real estate law.
        William R.C. Tresham. Mr. Tresham has served as our Executive Vice President and Chief Operating Officer since June 2004. He served as our Executive Vice President, Strategy and Operations from February 2003 to June 2004, and served as our Executive Vice President, Six Sigma Initiatives, from February 2002 to February 2003. From May 2000 to February 2002, Mr. Tresham served as Executive Vice President of one of our subsidiaries, Trizec Holdings, LLC. Mr. Tresham served as a Senior Vice President of TrizecHahn Office Properties Ltd., a subsidiary of TrizecHahn Corporation, our former parent company, from 1997 to May 2000 and as its Vice President from 1995 to 1997.
        Ted R. Jadwin. Mr. Jadwin has served as our Senior Vice President and General Counsel since February 2003 and as our Corporate Secretary since July 2003. From 1984 to February 2003, Mr. Jadwin was an Equity Member of D’Ancona & Pflaum LLC, a law firm in Chicago, Illinois, and an Equity Partner in its predecessor partnership, D’Ancona & Pflaum.
        There are no family relationships between our directors and executive officers.

DIRECTOR INDEPENDENCE, CORPORATE GOVERNANCE AND BOARD COMMITTEES
Independence of Our Directors
        Under the listing standards of the New York Stock Exchange, or the NYSE, and pursuant to our Corporate Governance Principles, we are required to have and maintain a board with at least a majority of “independent” directors. In addition to setting forth the minimum standards for independence, the new NYSE rules require that our board affirmatively determine the independence of each of our directors by determining that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). To assist our board in making determinations of independence, the board adopted categorical standards of independence that are based, in part, on the minimum independence standards established under the NYSE’s listing standards. Under these categorical standards, a director will be considered independent if (a) our board has affirmatively determined that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and (b) during the three years immediately prior to such director’s election:

•	the director has not been an employee of ours and no immediate family member of the director (defined as a parent, spouse, child, sibling, father- and mother-in-law, son- and daughter-in-law, brother- and sister-in-law and anyone, other than an employee of the director, who shares the director’s home) has been an executive officer of ours;

•	neither the director nor any immediate family member has been affiliated with or employed by our present or former auditor;

•	neither the director nor any immediate family member has been part of an interlocking directorate in which an executive officer of ours serves on the compensation committee of another company that concurrently employs the director;

•	neither the director nor any immediate family member has received more than $100,000 in any twelve-month period in direct compensation from us (other than director and committee fees, pension payments or other deferred compensation payments for prior service that are not contingent on continued service); and

•	neither the director nor any immediate family member was an executive officer or an employee of another company that made payments to, or received payments from, us for property or services in an amount which, in any fiscal year during such three-year period, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.
Further, under the categorical standards, the following commercial or charitable relationships will not be considered material relationships that would impair the director’s independence:

•	if the director, an affiliate of the director, or an immediate family member of the director or affiliate, leases office or retail space from us, provided that our Corporate Governance Committee has determined that the terms of such lease are not materially different from terms that would have been agreed to with an unrelated third party;

•	if the director is an executive officer of another company that does business with us and the annual sales or services, or purchases from, us are less than 1% of the annual revenues of the company for which the director serves as an executive officer;

•	if the director is an executive officer of another company which is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of the company for which the director serves as an executive officer; or

•	if the director serves as an officer, director or trustee of a not-for-profit educational, civic or charitable organization and our discretionary charitable contributions to such not-for-profit organization are less than 1% of that organization’s total annual charitable receipts.

        In light of the NYSE’s listing standards regarding board independence, our board reviewed the independence status of each of our directors. During this evaluation process, our board reviewed both direct and indirect transactions and relationships that each of our directors had or maintained with us, our management and employees. The purpose of this review was to determine the independence of each director and whether such director would be considered an independent director under the NYSE’s listing standards.
        As a result of this review, our board affirmatively determined that seven of nine directors currently are independent under our Corporate Governance Principles and the NYSE’s listing standards. Our board determined that Messrs. Cross, Mulroney, O’Connor, Rufrano, Thomson and Vintiadis are independent based on the fact that none of them has any relationship with us other than as a director and as a holder of our common stock. Additionally, our board considered Mr. Volk’s position as Vice Chairman of Citigroup and the lease arrangements between us and Citigroup and its affiliates, pursuant to which Citigroup and its affiliates lease an aggregate of 72,000 square feet of office space from us. Based on this review, our board concluded that this relationship fits within our categorical standards for independence and that these transactions did not impair Mr. Volk’s independence. As a result, our board affirmatively determined that Mr. Volk is independent. Mr. Callahan is not independent due to his employment with us. Mr. Munk is not independent due to his effective control over our board, as described more fully under “Stock Ownership Information — Controlling Stockholder” below, and because we compensate Mr. Munk in excess of $100,000 annually for his services as Chairman of our board, as described in the Summary Compensation Table of the section titled “Compensation of Directors and Executive Officers — Executive Compensation” below.
Our Code of Ethics and Corporate Governance Principles
        Code of Ethics. Our board has adopted a Code of Business Conduct & Ethics that applies to our directors and to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer.
        Corporate Governance Principles. Our board has adopted Corporate Governance Principles which address a number of topics, including director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, management succession, executive sessions of non-management and independent directors, annual board self-evaluations, and various committee matters.
        Where You Can Find These Documents. Our Code of Business Conduct & Ethics and Corporate Governance Principles are available on our website at www.trz.com, under the section titled “Investors — Corporate Governance.” Additionally, we will provide copies of our Code of Business Conduct & Ethics and Corporate Governance Principles, without charge, to any stockholder who sends a written a request to Office of the Corporate Secretary, Trizec Properties, Inc., 10 S. Riverside Plaza, Suite 1100, Chicago, Illinois 60606. If we waive or amend any provision of the Code of Business Conduct & Ethics for our principal executive officer, principal financial officer or principal accounting officer, we will disclose such waiver or amendment on our website.
Attendance by Our Directors at Board and Committee Meetings During 2004
        During 2004, our board of directors held 11 meetings. Each of our directors attended at least 75% of the aggregate number of meetings held during 2004 by our board of directors and its committees on which he served during his period of service.
Policy on Attendance at Annual Stockholders Meetings by Our Directors
        All of our directors attended the 2004 annual meeting of stockholders. Each director is expected to attend our annual meetings of stockholders, except where unusual circumstances arise.
Committees of the Board of Directors
        As permitted by our bylaws, our board of directors has established four standing committees, an Audit Committee, a Compensation Committee, a Nominating Committee, and a Corporate Governance Commit-

tee, to assist the board of directors in carrying out its duties and responsibilities. All members of the committees described below are directors who are independent as that term is defined in the NYSE’s listing standards and as affirmatively determined by our board of directors.
        The following table sets forth the membership of these committees as of March 24, 2005.

Corporate
	Audit	Compensation	Governance	Nominating
Director	Committee	Committee	Committee	Committee

L. Jay Cross		M	M	M
The Right Honourable Brian Mulroney		C	M	M
James J. O’Connor	M
Glenn J. Rufrano	M	M	M	C
Richard M. Thomson	C
Polyvios C. Vintiadis	M
Stephen R. Volk		M	C	M

“C” signifies a chairperson and “M” signifies a member.
       The functions performed by these committees are described below.
     Audit Committee
        The principal purposes of the Audit Committee are to assist the board of directors in the oversight of:

•	our financial reporting process, including monitoring the integrity of the financial statements and the qualification, independence and performance of our independent registered public accounting firm;

•	the performance of our internal audit function;

•	our compliance with legal and regulatory requirements; and

•	monitoring the ownership and transfer of our shares for the purpose of ensuring that we achieve and preserve our status as a “domestically-controlled REIT.”
        The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and also is responsible for reviewing with our independent registered public accounting firm any issues it has encountered in the scope of its audit work. The Audit Committee also is charged with the tasks of reviewing our financial statements, financial reporting issues and adequacy of internal control over financial reporting with management and our independent registered public accounting firm.
        Pursuant to the charter of the Audit Committee, all of the members of the Audit Committee must meet the independence, experience and financial literacy and expertise requirements of the NYSE’s listing standards, the Sarbanes-Oxley Act of 2002, the Securities Exchange Act of 1934, as amended, or the Exchange Act, and applicable rules and regulations of the SEC, as in effect from time to time. Our board of directors has determined that each of Richard M. Thomson (chairperson), James J. O’Connor, Glenn J. Rufrano and Polyvios C. Vintiadis, comprising all of the members of our Audit Committee, is independent within the meaning of the requirements of the NYSE’s listing standards and Rule 10A-3 under the Exchange Act. Our board of directors also has determined that each of Messrs. Thomson, O’Connor and Rufrano is an audit committee financial expert, as defined by the rules and regulations promulgated by the SEC, and has accounting or related financial management expertise as required by the NYSE’s listing standards. Additionally, each of Messrs. Thomson, O’Connor, Rufrano and Vintiadis is financially literate as required by the NYSE’s listing standards. The Audit Committee held eight meetings during 2004.

  Compensation Committee
        The principal purposes of the Compensation Committee are:

•	to assist the board in administering our compensation plans;

•	ensure appropriate compensation and effective incentives for our employees, executive officers, directors, consultants and advisors;

•	review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives and set the CEO’s compensation level based on this evaluation; and

•	review and approve the compensation of our executive officers (other than the CEO), taking into account any recommendations of the CEO.
        The Compensation Committee currently consists of four directors, L. Jay Cross, Brian Mulroney (chairperson), Glenn J. Rufrano and Stephen R. Volk, all of whom are independent directors under the requirements of the NYSE’s listing standards as currently in effect, and all members must continue to meet those requirements as in effect from time to time. In addition, all of the members of the Compensation Committee must meet any other legal requirements relevant to the proper administration of our executive compensation program, including requirements under the federal securities laws and the Internal Revenue Code of 1986, as amended, or the IRC. The Compensation Committee held ten meetings during 2004.
  Corporate Governance Committee
        The principal purposes of the Corporate Governance Committee are to:

•	develop, implement and monitor our Corporate Governance Principles and our Code of Business Conduct & Ethics;

•	monitor and safeguard the board’s independence;

•	annually undertake evaluations of the board committees and the full board of directors; and

•	monitor significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies.
        The Corporate Governance Committee currently consists of four directors, L. Jay Cross, Brian Mulroney, Glenn J. Rufrano and Stephen R. Volk (chairperson), all of whom are independent directors under the requirements of the NYSE’s listing standards as currently in effect, and all of the members of the Corporate Governance Committee must continue to meet those requirements as in effect from time to time. The Corporate Governance Committee held four meetings during 2004.
  Nominating Committee
        The principal purposes of the Nominating Committee are to:

•	establish the criteria for evaluating and evaluate the qualifications of individuals for election as members of the board of directors;

•	identify individuals that are qualified to serve as directors; and

•	recommend such individuals to the board of directors, either to fill vacancies that occur on the board from time to time or in connection with the selection of director nominees for each annual meeting of stockholders.
        The Nominating Committee currently consists of four directors, L. Jay Cross, Brian Mulroney, Glenn J. Rufrano (chairperson) and Stephen R. Volk, all of whom are independent directors under the requirements of the NYSE’s listing standards as currently in effect, and all of the members of the Nominating Committee must continue to meet those requirements as in effect from time to time. The Nominating Committee held three meetings during 2004.
        The Nominating Committee will consider stockholders’ nominees for election as directors at our 2006 annual meeting of stockholders if submitted to us not earlier than January 19, 2006 and not later than March 5, 2006. See “—Director Nomination and Evaluation Process” and “Stockholder Proposals for 2006 Annual Meeting” below.
Where You Can Find Our Board’s Committee Charters
        Our Audit Committee, Compensation Committee, Corporate Governance Committee and Nominating Committee each has adopted a written charter, which more fully describes the scope of the respective committee’s duties and responsibilities. Copies of these committee charters are available on our website at www.trz.com, under the section titled “Investors — Corporate Governance.” Additionally, we will provide copies of our board’s committee charters, without charge, to any stockholder who sends a written request to Office of the Corporate Secretary, Trizec Properties, Inc., 10 S. Riverside Plaza, Suite 1100, Chicago, Illinois 60606. In addition, a copy of our Audit Committee charter, which was amended in February 2005, is attached as Appendix A to this proxy statement.
Director Nomination and Evaluation Process
        The Nominating Committee has adopted, and our board of directors has ratified, a policy relating to qualification and nomination of directors, including consideration of directors nominated by our stockholders, as further described below.
        Qualifications of Directors. In considering potential candidates for director, the Nominating Committee considers the entirety of each candidate’s qualifications and credentials. Qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the board of directors. The Nominating Committee believes that, at a minimum, candidates for director must possess the following qualifications:

•	high integrity;

•	an ability to exercise sound judgment;

•	an ability to make independent analytical inquiries;

•	a willingness and ability to devote adequate time and resources to diligently perform board of director duties;

•	a reputation, both personal and professional, consistent with the image and reputation of Trizec; and

•	an ability to contribute to the effective management of Trizec.
        In addition to these minimum qualifications, the Nominating Committee also believes that there are other attributes that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular candidate. These factors include:

•	whether the person possesses specific real estate expertise and familiarity with general issues affecting our business;

•	whether the person is financially literate, has accounting or related financial management expertise, or qualifies as an “audit committee financial expert” as such term is defined by the SEC;

•	whether the person would qualify as an “independent” director under the rules of the NYSE and the criteria set forth in our Corporate Governance Principles; and

•	the importance of continuity of the existing composition of the board of directors.

        Process for Identifying and Evaluating Nominees for Director. The Nominating Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Nominating Committee will periodically assess the appropriate size of the board and whether any vacancies on the board are expected. In the event that vacancies are anticipated or otherwise arise, the Nominating Committee will seek to identify director candidates based on input provided by a number of sources, including (a) Nominating Committee members, (b) other members of the board of directors, (c) our management and (d) our stockholders. The Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates.
        Once director candidates have been identified, the Nominating Committee will then evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Committee deems necessary or appropriate, including those set forth under “—Qualifications of Directors” above. Qualified prospective candidates will be interviewed by the Chairman of our board, the Chief Executive Officer and at least one member of the Nominating Committee. The full board will be kept informed of progress. Using input from such interviews and other information obtained by the Nominating Committee, the Nominating Committee will evaluate whether a prospective candidate is qualified to serve as a director and, if so qualified, will take appropriate action to elect such candidate to fill a vacancy on the board or seek full board approval of the nomination of the candidate.
        Existing directors who are being considered for re-nomination will be re-evaluated by the Nominating Committee based on each director’s satisfaction of the qualifications set forth above and his or her performance as a director during the preceding year.
        The Nominating Committee has adopted a policy which provides that candidates submitted by stockholders will be evaluated in the same manner as candidates recommended by other sources, provided that the procedures set forth under “—Stockholder Nominations” below, have been followed. The Nominating Committee did not receive any nominations from stockholders for the 2005 annual meeting.
        Stockholder Nominations. As provided in the policy adopted by the Nominating Committee, the Nominating Committee will consider nominations submitted by stockholders who comply with the timing, informational and other requirements of our bylaws. Specifically, a stockholder must be a holder of record as of the time notice of a nomination is given and as of the record date for the annual meeting. Such stockholder must be, or his, her, or its representatives must be, present in person at the annual meeting. A stockholder’s notice of nomination is timely if delivered to, or mailed to and received by, our Corporate Secretary at the principal executive offices not less than 75 days nor more than 120 days prior to the one year anniversary date of the prior year’s annual meeting (that is, no earlier than January 19, 2006 and no later than March 5, 2006 for candidates for election at the 2006 annual meeting). If, however, the annual meeting is scheduled to be held on a date more than 30 days before, or 60 days after, that anniversary date, a stockholder’s notice will be timely if delivered to, or mailed and received by, the Corporate Secretary no later than the close of business on the later of (a) the 75th day prior to the scheduled date of the annual meeting or (b) the 15th day following the day on which the public announcement of the date of the annual meeting is first made by Trizec.
        A stockholder’s notice of nomination must include:

•	the name, date of birth, business address and residence address of the candidate;

•	the principal occupation or employment of such person;

•	the class and number of shares of our capital stock that are beneficially owned by the candidate on the date of the notice; and

•	the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement.
        The notice must also include any additional information required by our bylaws or the Nominating Committee’s charter, as amended from time to time, and any additional information requested by the Nominating Committee.

        The stockholder’s notice shall further set forth the following information as to the stockholder giving such notice:

•	the name and address, as they appear on the stock transfer books, of the stockholder and of the beneficial owners of the capital stock registered in such stockholder’s name, as well as the name and address of other stockholders supporting the nominee(s);

•	the series or class and number of shares of our capital stock which are held of record, beneficially owned, or represented by proxy by the stockholder and any other stockholders supporting such nominee on the date of the notice; and

•	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.
        Once we receive the notice, we will deliver a questionnaire to the candidate which requests additional information about the candidate’s independence, qualifications and other information that would assist the Nominating Committee in evaluating the candidate, as well as certain information about the candidate that must be disclosed in the proxy statement, if such candidate is nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating Committee.
Executive Sessions of Non-Management Directors and Presiding Independent Director
        Our Corporate Governance Principles require that our non-management directors meet in an executive session at least twice annually without participation by management. Our board of directors has established the position of Presiding Independent Director to preside at these executive sessions, which are intended to promote open discussions among our non-management directors. In addition to presiding over periodic executive sessions of our non-management and independent directors, our Presiding Independent Director’s responsibilities include:

•	consulting with the Chairman of the board with respect to agendas for board meetings;

•	consulting with the board on the selection of committee chairpersons; and

•	generally acting as an intermediary between management and the non-management directors.
        Our independent directors, on an annual basis, select the Presiding Independent Director from among the board’s independent directors. Our independent directors have designated Polyvios C. Vintiadis to serve as Presiding Independent Director for calendar year 2005. Mr. Vintiadis also served as Presiding Independent Director for calendar year 2004.
        During 2004, our non-management directors held four executive sessions. Our Corporate Governance Principles also require that our independent directors meet in an executive session at least twice annually. During 2004, all of our non-management directors were independent and, therefore, the executive sessions of non-management directors were attended solely by independent directors. As a result, our independent directors did not hold any separate executive sessions.
Stockholder and Other Interested Party Communications with Our Board
        To enable our stockholders and interested parties to communicate with our board of directors, we have set up a procedure by which our stockholders and other interested parties may communicate with our board, non-management directors or independent directors as a group or the Presiding Independent Director. If you wish to communicate with our board, non-management directors or independent directors as a group or the Presiding Independent Director, you may do so by mailing a written communication to the attention of: c/o Corporate Secretary, Trizec Properties, Inc., 10 S. Riverside Plaza, Suite 1100, Chicago, Illinois 60606. Stockholders and interested parties should clearly specify in each communication the name of the individual director or group of directors to whom the communication is intended. All written communications sent to any individual director or group of directors will be reviewed by our Corporate Secretary and, if the inquiry or the communication is relevant to, and consistent with, our corporate governance, business operations and business practices and serves a legitimate purpose, it will be forwarded to the board, non-management directors, independent directors or the Presiding Independent Director, as the case may be.
STOCK OWNERSHIP INFORMATION
Security Ownership of Certain Beneficial Owners
        The following table sets forth information with respect to the current beneficial ownership of our voting stock by each person, or group of affiliated persons, who beneficially owns more than 5% of our voting stock. The percentage of class for the common stock is based on 154,061,250 shares of our common stock outstanding as of March 24, 2005. Beneficial ownership is defined in Rule 13d-3 of the Exchange Act. The number of shares beneficially owned is based on the most recent Schedule 13D or 13G filed with the SEC on behalf of such persons or other information made available to us as of March 24, 2005. Except as otherwise noted, the reporting persons have stated that they possess sole voting and sole dispositive power over the entire number of shares reported.

Name and Address		Amount and Nature of		Percent
of Beneficial Owner	Title of Class	Beneficial Ownership		of Class

Peter Munk	Special Voting Stock	100 shares	(1)	100.0%
c/o Trizec Canada Inc.	Common Stock	61,177,421 shares	(2)(3)	39.4%
BCE Place, 181 Bay Street
Suite 3820, Box 800
Toronto, ON M5J 2T3

Trizec Canada Inc.	Special Voting Stock	100 shares	(1)	100.0%
BCE Place, 181 Bay Street	Common Stock	60,827,421 shares	(2)(4)	39.3%
Suite 3820, Box 800
Toronto, ON M5J 2T3

FMR Corp.	Common Stock	8,112,800 shares	(5)	5.3%
82 Devonshire Street
Boston, MA 02109

(1)	Because Peter Munk’s beneficial ownership of Trizec Canada’s multiple voting shares gives him voting control over Trizec Canada, beneficial ownership of the 100 shares of our special voting stock that are beneficially owned by Trizec Canada, directly or indirectly, is attributable to Mr. Munk pursuant to Rule 13d-3 under the Exchange Act.
(2)	Because Peter Munk’s beneficial ownership of Trizec Canada’s multiple voting shares gives him voting control over Trizec Canada, beneficial ownership of shares of our common stock that are beneficially owned by Trizec Canada, directly or indirectly, is attributable to Mr. Munk pursuant to Rule 13d-3 under the Exchange Act.
(3)	Based on information provided by Mr. Munk as of March 24, 2005, Mr. Munk beneficially owned with shared voting power and shared dispositive power 60,827,421 shares of our common stock that were also beneficially owned by Trizec Canada, which amount included warrants to purchase 905,042 shares of our common stock that are currently exercisable. Additionally, as of March 24, 2005, Mr. Munk beneficially owned with sole voting power and sole dispositive power 350,000 shares of our common stock, which amount included warrants to purchase 350,000 shares of our common stock that are currently exercisable.
(4)	Based on information provided by Trizec Canada, Trizec Canada beneficially owned with shared voting power and shared dispositive power 59,922,379 shares of our common stock and warrants to purchase 905,042 shares of our common stock that are currently exercisable.
(5)	According to the Schedule 13G filed by FMR Corp. (“FMR”), Edward C. Johnson 3d, Chairman of FMR, and Abigail P. Johnson, a Director of FMR, with the Securities and Exchange Commission, (A) FMR has sole dispositive power with respect to 7,995,300 of the listed shares and sole voting power with respect to 757,200 of the listed shares, (B) Edward C. Johnson 3d has sole dispositive power over 7,995,300 of the listed shares and sole voting power with respect to 757,200 of the listed shares and (C) these shares represented (i) 7,238,100 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR, as a result of acting as investment advisor to various investment companies (“Funds”), (ii) 757,200 shares beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR, as a result of its serving as investment manager of certain institutional accounts and (iii) 117,500 shares beneficially owned by Fidelity International Limited (“FIL”), a Bermuda joint stock company of which a partnership controlled by Mr. Johnson and his family members owns approximately 40% of the voting stock. The voting power with respect to the 7,238,100 shares beneficially owned by Fidelity is held by the Funds’ Boards of Trustees. Mr. Johnson and FMR each has sole dispositive power and sole voting power over the 757,200 shares beneficially owned by Fidelity Management Trust Company. FIL has sole voting power and sole dispositive power over the 117,500 shares owned by it.

Security Ownership of Management
        The following table sets forth information with respect to the beneficial ownership of our voting stock by:

•	each of our directors, each of our executive officers named under “Compensation of Directors and Executive Officers — Executive Compensation — Summary Compensation Table” below; and

•	all of our directors and executive officers as a group.
        For purposes of the following table, the number of shares of our common stock that is beneficially owned by each of the persons named below represents the aggregate of (a) shares of our common stock, including restricted stock, such person holds and (b) shares of our common stock that may be issued to such person upon exercise of options or warrants that are exercisable through May 23, 2005, the 60th day from March 24, 2005. The extent to which a person holds shares of our common stock and options or warrants to purchase our common stock is set forth in the footnotes. As of March 24, 2005, the number of shares of our common stock deemed outstanding was 154,061,250. For the purpose of calculating the percentage of class of voting stock held by a person, shares of our common stock outstanding as of March 24, 2005, together with shares of our common stock that may be issued only to such person upon exercise of options or warrants that are exercisable within 60 days from March 24, 2005, are deemed outstanding, and no other shares of our common stock that may be issued to any other person upon exercise of options or warrants that are exercisable within 60 days from March 24, 2005 are deemed outstanding. Except as otherwise noted, the persons or entities in this table have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.

Name of Director or		Amount and Nature of		Percent
Executive Officer	Title of Class	Beneficial Ownership		of Class

Directors
Peter Munk	Special Voting Stock	100 shares(1)		100.0%
	Common Stock	61,177,421 shares(2)		39.4%
Timothy H. Callahan	Common Stock	1,384,354 shares(3)	(4)(5)	*
L. Jay Cross	Common Stock	5,141 shares(6)		*
Brian Mulroney	Common Stock	47,075 shares(3)		*
James J. O’Connor	Common Stock	8,430 shares(6)		*
Glenn J. Rufrano	Common Stock	62,792 shares(3)	(6)(7)	*
Richard M. Thomson	Common Stock	47,075 shares(3)		*
Polyvios C. Vintiadis	Common Stock	21,717 shares(6)		*
Stephen R. Volk	Common Stock	8,311 shares(6)		*

Name of Director or		Amount and Nature of		Percent
Executive Officer	Title of Class	Beneficial Ownership		of Class

Named executive officers
Casey R. Wold	Common Stock	1,052,271 shares(3)		*
Michael C. Colleran	Common Stock	26,440 shares(3)	(4)	*
William R.C. Tresham	Common Stock	453,390 shares(3)	(4)	*
Ted R. Jadwin	Common Stock	33,392 shares(4)		*
Directors and executive officers as a group (13 individuals) (excludes Mr. Wold)	Common Stock	63,280,030 shares(2)	(8)	40.3%

*	Represents less than one percent.

(1)	Because Peter Munk’s beneficial ownership of Trizec Canada’s multiple voting shares gives him voting control over Trizec Canada, beneficial ownership of the 100 shares of our special voting stock that are beneficially owned by Trizec Canada, directly or indirectly, is attributable to Mr. Munk pursuant to Rule 13d-3 under the Exchange Act.
(2)	Based on information provided by Mr. Munk as of March 24, 2005, Mr. Munk beneficially owned with shared voting power and shared dispositive power 60,827,421 shares of our common stock that were also beneficially owned by Trizec Canada, which amount included warrants to purchase 905,042 shares of our common stock that are currently exercisable. Additionally, as of March 24, 2005, Mr. Munk beneficially owned with sole voting power and sole dispositive power 350,000 shares of our common stock, which amount included warrants to purchase 350,000 shares of our common stock that are currently exercisable. Because Mr. Munk’s beneficial ownership of Trizec Canada’s multiple voting shares gives him voting control over Trizec Canada, beneficial ownership of shares of our common stock that are beneficially owned by Trizec Canada, directly or indirectly, is attributable to Mr. Munk pursuant to Rule 13d-3 under the Exchange Act.
(3)	Includes beneficial ownership of the following number of shares that may be acquired within 60 days of March 24, 2005, pursuant to stock options and/or warrants to purchase shares of our common stock:

•	Timothy H. Callahan — 1,333,333 shares, representing options exercisable for 1,333,333 shares;
•	Brian Mulroney — 47,075 shares, representing options exercisable for 40,825 shares and warrants to purchase 6,250 shares;
•	Glenn J. Rufrano — 47,075 shares, representing options exercisable for 40,825 shares and warrants to purchase 6,250 shares;
•	Richard M. Thomson — 47,075 shares, representing options exercisable for 40,825 shares and warrants to purchase 6,250 shares;
•	Michael C. Colleran — 15,000 shares, representing options exercisable for 15,000 shares;
•	Casey R. Wold — 805,834 shares, representing options exercisable for 805,834 shares; and
•	William R.C. Tresham — 366,258 shares, representing options exercisable for 366,258 shares.

(4)	Includes the following number of shares of common stock underlying restricted stock rights that have vested or will vest within 60 days of March 24, 2005, for which receipt has been deferred under the Trizec Properties, Inc. Deferred Compensation Plan such that the individual could receive the shares within 60 days of March 24, 2005 by terminating service with Trizec:

•	Timothy H. Callahan — 10,556 shares;
•	Michael C. Colleran — 11,440 shares;
•	William R.C. Tresham — 2,462 shares; and
•	Ted R. Jadwin — 5,460 shares.

(5)	This number includes 34,797 shares held by a trust for the benefit of Mr. Callahan, for which Mr. Callahan serves as trustee.
(6)	Includes the following number of shares of common stock underlying deferred compensation rights credited to the account of the non-employee director under the Trizec Properties, Inc. Non-Employee Directors Deferred Compensation Plan:

•	L. Jay Cross — 5,141 shares;
•	James J. O’Connor — 1,211 shares;
•	Glenn J. Rufrano — 3,717 shares;
•	Polyvios C. Vintiadis — 3,717 shares; and
•	Stephen R. Volk — 5,311 shares.

The deferred compensation rights are payable solely in shares of our common stock, for which receipt has been deferred such that the individual could receive the shares within 60 days of March 24, 2005 by terminating service with Trizec.

(7)	This number includes 1,000 shares of common stock held in trust for each of Mr. Rufrano’s son and daughter, for which Mr. Rufrano serves as trustee.
(8)	The amount of shares beneficially owned by all directors and executive officers as a group includes options exercisable for 1,837,066 shares of our common stock, warrants to purchase 1,273,792 shares of our common stock, 29,918 shares of common stock underlying restricted stock rights, as further described in note (4) above, and 19,097 shares of common stock underlying deferred compensation rights, as further described in note (6) above.
Controlling Stockholder
        Peter Munk, the Chairman of our board of directors and the Chief Executive Officer and Chairman of the board of directors of Trizec Canada, controls P.M. Capital Inc., which, through its ownership of Trizec Canada’s multiple voting shares, has a majority of the votes in the election of Trizec Canada’s directors and on other matters to be voted on by Trizec Canada stockholders. Trizec Canada, indirectly through its subsidiaries, owns approximately 39.3% of our common stock and all of our shares of Class F convertible stock, as well as all of our shares of special voting stock. Trizec Canada’s indirect ownership of our special voting stock, when combined with its indirect ownership of our common stock, provides it with a majority of the votes in the election of directors. Mr. Munk’s effective control of Trizec Canada will enable him to elect our entire board of directors. Although our Nominating Committee, which is composed solely of independent directors, nominates candidates for election to our board, until January 1, 2008, Mr. Munk may exercise his control over us to elect alternate candidates. Additionally, as long as Mr. Munk has this right to elect our directors, he also has the power at any time, under Delaware law, to remove one or more directors.
Equity Compensation Plan Information
        The following table gives information about our common stock that may be issued under all of our existing equity compensation plans as of December 31, 2004, which include the Trizec Properties, Inc. 2002 Long Term Incentive Plan (as amended and restated effective May 29, 2003, as amended), which we refer to as the LTIP, and the Trizec Properties, Inc. 2003 Employee Stock Purchase Plan, which we refer to as the ESPP. Both the LTIP and ESPP were approved by our stockholders.

Number of
Securities
	Number of	Weighted	Remaining Available
	Securities to be	Average Exercise	for Future Issuance
	Issued Upon	Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(Excluding
	Options, Warrants	Warrants and	Securities Reflected
Plan Category	and Rights(1)	Rights(2)	in Column(a))(3)

	(A)	(B)	(C)
Equity compensation plans approved by stockholders	7,952,060	$14.67	12,183,216
Equity compensation plans not approved by stockholders	—	—	—

Total	7,952,060	$14.67	12,183,216

(1)	Includes 7,296,183 shares of our common stock that are issuable upon exercise of options and 655,877 shares of our common stock that are issuable upon vesting of restricted stock rights, or RSRs. Upon vesting, the RSRs are settled in shares of our common stock.
(2)	Reflects weighted average exercise price of options to purchase our common stock outstanding as of December 31, 2004. The RSRs do not have any exercise price but are subject to vesting based on passage of time and/or performance.
(3)	Reflects the sum of (a) 10,061,572 shares of our common stock that may be granted or awarded under our LTIP and (b) 2,121,644 shares of our common stock that may be issued pursuant to our ESPP.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Director Compensation
        Directors who are also our employees receive no additional compensation for serving on our board of directors. The table below reflects the various fees that we pay to our non-employee directors for their service on our board of directors and its committees:

Annual fee for serving on the board of directors	$55,000
Annual fee for Audit Committee chairperson	7,500
Annual fee for Compensation Committee, Corporate Governance Committee and Nominating Committee chairpersons	3,000
Annual fee for Presiding Independent Director	3,000
Meeting fee per board meeting attended	1,000
Meeting fee per Audit Committee meeting attended	2,000
Meeting fee per Compensation Committee, Corporate Governance Committee or Nominating Committee meeting attended	1,000
We also reimburse our directors for travel expenses incurred in attending stockholders, board and committee meetings.
        Subject to certain exceptions, we pay at least $30,000 of the $55,000 annual fee in the form of shares of our common stock issued under our LTIP. A director may elect to receive any additional amount up to the full $55,000 in shares of our common stock. The annual fees that we pay to committee chairpersons and our Presiding Independent Director are also payable in shares of our common stock, rather than cash, if the chairperson or the Presiding Independent Director, as the case may be, so elects. Meeting fees are paid in cash. Due to restrictions in our certificate of incorporation which prohibit “non-qualifying U.S. persons” from holding shares of our common stock, all fees payable to two of our non-employee directors who are not U.S. persons are paid solely in cash.
        Our non-employee directors may elect to defer their receipt of all or a portion of their cash and/or stock compensation pursuant to the terms of the Trizec Properties, Inc. Non-Employee Directors Deferred Compensation Plan. Under this plan, amounts deferred at the election of a director will be paid out no sooner than upon the director’s termination of service from our board. Cash amounts deferred under the plan may be deemed invested in the same investment fund options available to our employees under the Trizec Properties, Inc. Deferred Compensation Plan, subject to certain exceptions applicable to “non-qualifying U.S. persons.” Common stock deferred under the plan will be deemed invested in the Trizec stock fund. Upon distribution of the deferred amounts, cash deferrals will be paid out in cash, while stock deferrals will be paid out in shares of our common stock.

Executive Compensation
        The following table sets forth the compensation paid or accrued by us during the past three fiscal years to, or on behalf of, our chief executive officer, our four most highly compensated executive officers who were serving as executive officers as of December 31, 2004, and a former executive officer who resigned during fiscal 2004 and was not serving as an executive officer as of December 31, 2004. We collectively refer to the officers in the table below as the named executive officers.
Summary Compensation Table

						Long Term
	Annual Compensation					Compensation Awards

						Restricted		Securities
						Stock		Underlying
Name and Principal						Award(s)		Options/SARS	All Other
Position	Year	Salary($)(1)		Bonus($)(2)		($)		(#)(3)	Compensation($)(4)

Peter Munk(5)	2004	$500,000	(5)	—		—		—	—
Chairman of the	2003	500,000	(5)	—		—		—	—
Board of Directors	2002	324,658	(5)	—		—		—	—

Timothy H. Callahan	2004	$1,000,000		$1,600,000	(7)	$1,250,040	(8)	—	$6,400
President, Chief	2003	1,000,000		1,450,000	(7)	959,320	(8)	500,000	6,400
Executive Officer and	2002	320,385	(6)	400,000		547,500	(8)	1,000,000	—
Director

Casey R. Wold	2004	$449,515	(9)	$466,667	(9)	—		—	$1,802,821	(11)
Former Executive Vice	2003	700,000		1,000,000	(10)	$534,242	(8)	250,000	6,400
President and Chief	2002	650,000		650,000		438,000	(8)	90,000	3,350
Investment Officer and
Former Director

Michael C. Colleran	2004	$350,000		$600,000	(7)	$606,080	(8)	—	$6,400
Executive Vice	2003	195,192	(6)	300,000	(7)	674,018	(8)	45,000	6,400
President and Chief	2002	—		—		—		—	—
Financial Officer

William R.C. Tresham	2004	$325,000		$500,000	(7)	$568,200	(8)	—	$6,400
Executive Vice	2003	300,025		400,000	(7)	426,732	(8)	130,000	6,400
President and Chief	2002	275,000		300,000		273,750	(8)	90,000	6,400
Operating Officer

Ted R. Jadwin	2004	$283,000		$170,000	(7)	$208,340	(8)	—	$6,400
Senior Vice President,	2003	230,577	(6)	150,000	(7)	318,302	(8)	25,000	3,702
General Counsel and	2002	—		—		—		—	—
Corporate Secretary

(1)	Amounts shown include cash compensation earned and received by the named executive officers for service during the indicated year as well as amounts earned but deferred at the election of these officers pursuant to the Trizec Properties, Inc. Deferred Compensation Plan.
(2)	Cash and non-cash bonuses paid in RSRs granted under our LTIP, including amounts earned but deferred pursuant to the Trizec Properties, Inc. Deferred Compensation Plan, are reported in the year in which the service was performed even if the bonuses are paid in a subsequent year. All of the 2002 bonus awards, which were made in 2003, were paid in cash.
(3)	Amounts shown in this column refer to options to purchase our common stock.
(4)	All Other Compensation consists solely of amounts contributed by us under our 401(k) plan on behalf of each of Messrs. Callahan, Wold (with the exception of the amount shown for 2004, which is described in more detail in footnote (11)), Colleran, Tresham and Jadwin.
(5)	Mr. Munk did not receive any bonus or long term equity incentive awards for 2004, 2003 or 2002. For 2004 and 2003, Trizec Canada, of which Mr. Munk is the Chief Executive Officer and Chairman of the board of directors, and we each paid 50% of Mr. Munk’s annual compensation of US$1,000,000. For 2002, commencing on May 8, 2002, Trizec Canada and we each paid 50% of the remaining amount of Mr. Munk’s salary payable in 2002. The amount indicated for 2002 in the table reflects the amount we paid after May 8, 2002. Prior to May 8, 2002, TrizecHahn Corporation paid Mr. Munk’s salary. TrizecHahn Corporation did not allocate a specific portion of that amount to us. Under the arrangement, for each of 2004, 2003 and 2002, Trizec Canada paid Mr. Munk the full salary in Canadian dollars and we reimbursed Trizec Canada for our share of Mr. Munk’s salary in Canadian dollars on a monthly basis. Our actual reimbursements, however, fluctuated from month to month due to the change in the currency exchange rate between the U.S. dollar and Canadian dollar in effect at the time of the reimbursement. In addition, we reimbursed Trizec Canada for our pro rata share of the Canadian employer withholding taxes that Trizec Canada was required to pay in connection with the payment of Mr. Munk’s salary. As a result, our actual out-of-pocket reimbursements to Trizec Canada associated with our share of Mr. Munk’s salary for 2004, 2003 and 2002 were greater than our stated share of Mr. Munk’s salary for each of those years. The following table sets forth the actual amount of our reimbursements, in U.S. dollars, to Trizec Canada for Mr. Munk’s salary in each of 2004, 2003 and 2002, after taking into account the currency exchange rate and reimbursement of the Canadian employer withholding taxes:

	(in U.S. dollars)
		Our Actual	Our Reimbursement
		Reimbursement to	to Trizec Canada
	Our Pro Rata	Trizec Canada for Mr.	for Our Pro Rata
	Share of	Munk’s Salary Taking	Share of Canadian	Our Total
	Mr. Munk’s	into Account the	Employer	Actual Out-of-
Year	Salary	Currency Conversion	Withholding Taxes	Pocket Expense

2004	$500,000	$549,648	$9,898	$559,546
2003	500,000	515,682	4,062	519,744
2002	324,658	329,562	3,771	333,333

(6)	The amount of salary indicated for the year reflects (a) in the case of Mr. Callahan, the amount paid to him for the period beginning on August 14, 2002, the date his employment commenced, through December 31, 2002, (b) in the case of Mr. Colleran, the amount paid to him for the period beginning on June 9, 2003, the date his employment commenced, through December 31, 2003, and (c) in the case of Mr. Jadwin, the amount paid to him for the period beginning on February 26, 2003, the date his employment commenced, through December 31, 2003.
(7)	On February 18, 2005 and February 12, 2004, our Compensation Committee awarded bonuses to each of Messrs. Callahan, Colleran, Tresham and Jadwin for their performance in 2004 and 2003, respectively. These bonus awards were paid in the form of cash and/or RSRs. The RSR component of the 2004 and 2003 bonus awards was calculated based on a valuation of $18.00 and $15.50 per share, respectively, of our common stock. The following table provides detailed information on the bonus amounts that were paid in cash and RSRs for each of these officers for 2004 and 2003:

		Total Bonus	Amount Paid	Amount Paid in	Number of
Name	Year	Amount($)	in Cash($)	RSRs($)	RSRs Granted

Timothy H. Callahan	2004	$1,600,000	$0	$1,600,000	88,889
	2003	1,450,000	0	1,450,000	93,550
Michael C. Colleran	2004	600,000	450,006	149,994	8,333
	2003	300,000	225,600	74,400	4,800
William R.C. Tresham	2004	500,000	375,008	124,992	6,944
	2003	400,000	300,025	99,975	6,450
Ted R. Jadwin	2004	170,000	127,502	42,498	2,361
	2003	150,000	112,800	37,200	2,400

The RSRs issued as part of the named executive officer’s bonus vest in equal, annual increments over three years, beginning on the first anniversary of the date of grant, as long as the officer remains in our continuous employment through the applicable vesting date, and are settled in shares of our common stock, on a one-for-one basis, at the time of vesting. The RSRs entitle the holders the right to receive dividends based on the number of shares of common stock underlying the RSRs, but do not have voting rights.
(8)	On February 18, 2005 and February 12, 2004, our Compensation Committee awarded to each of our named executive officers RSRs as long term equity incentive compensation in recognition of their performance and services for 2004 and 2003, respectively. In addition, on June 23, 2003, our Compensation Committee awarded to (a) each of

Messrs. Callahan, Wold and Tresham restricted common stock as long-term equity incentive compensation in recognition of such officer’s performance and services for 2002 and (b) each of Messrs. Callahan and Jadwin restricted common stock as long-term equity incentive compensation in connection with such officer’s employment, which commenced on June 9, 2003 and February 26, 2003, respectively. On December 23, 2003, each named executive officer elected to have all of his shares of restricted stock granted on June 23, 2003 converted to an equal number of RSRs without affecting the original vesting schedule of such restricted stock. The following table sets forth the grant dates, the closing price of our common stock on the date of grant, and the total number of RSRs and/or restricted stock granted to each of Messrs. Callahan, Wold and Tresham for 2004, 2003 and 2002 and each of Messrs. Colleran and Jadwin for 2004 and 2003 and in connection with their employment:

			Value per
			share of our	Total Number of
			common stock	RSRs/Restricted
Name	Year	Date of Grant	at Grant Date	Stock Granted

Timothy H. Callahan	2004	2/18/05	$18.94	66,000
	2003	2/12/04	16.54	58,000
	2002	6/23/03	10.95	50,000
Casey R. Wold	2004	N/A	N/A	N/A
	2003	2/12/04	$16.54	32,300
	2002	6/23/03	10.95	40,000
Michael C. Colleran	2004	2/18/05	$18.94	32,000
	2003	2/12/04	16.54	24,200
		6/23/03	10.95	25,000
William R.C. Tresham	2004	2/18/05	$18.94	30,000
	2003	2/12/04	16.54	25,800
	2002	6/23/03	10.95	25,000
Ted R. Jadwin	2002	2/18/05	$18.94	11,000
	2003	2/12/04	16.54	11,300
		6/23/03	10.95	12,000

Fifty percent of an award of RSRs to the named executive officer, with the exception of Mr. Wold, whose RSRs are discussed in the next paragraph, is subject to time-based vesting requirements, such that the award vests in equal, annual increments over five years, beginning on the first anniversary of the date of grant, as long as the officer remains in our continuous employment through the applicable vesting date. The remaining 50% of the named executive officer’s award is subject to performance-based vesting requirements, such that the award vests in equal, annual increments over five years, beginning on the first anniversary of the date of grant, based on our achievement for the applicable performance year of either of two specified performance goals. The performance goals for a particular performance year are established annually by our Compensation Committee of the board of directors within the first sixty days of the applicable fiscal year. Upon vesting, the RSRs are settled in shares of common stock, on a one-for-one basis. The RSRs receive dividends based on the number of shares of common stock underlying the RSRs, but do not have voting rights.

Pursuant to Mr. Wold’s resignation agreement, his RSRs will continue to vest through September 17, 2005. Mr. Wold’s RSRs that were scheduled to vest after that date have been cancelled.

The number and value of the aggregate holdings of unvested RSRs at December 31, 2004 for each of the named executive officers were as follows, based on a closing price of $18.92 per share of our common stock on December 31, 2004:

	Number of	Value at
Name	Unvested RSRs	December 31, 2004

Timothy H. Callahan	191,550	$3,624,126
Casey R. Wold	25,227	477,295
Michael C. Colleran	49,000	927,080
William R.C. Tresham	52,250	988,570
Ted R. Jadwin	23,300	440,836

(9)	Amounts shown reflect salary and a prorated cash bonus earned by Mr. Wold through September 17, 2004, the date of his resignation.
(10)	Amount shown reflects $499,350 paid in cash and $500,650 paid in the form of 32,300 RSRs based on a valuation of $15.50 per share. The RSRs vest in equal increments over three years, beginning on the first anniversary of the date of grant, and are settled in shares of common stock, on a one-for-one basis, at the time of vesting. However, pursuant to Mr. Wold’s resignation agreement, his RSRs will continue to vest through September 17, 2005 and the remaining RSRs that would vest after that date have been cancelled.
(11)	The amount shown reflects the following: (a) an aggregate of $1,796,421 paid by us to Mr. Wold pursuant to his resignation agreement dated as of September 17, 2004, which amount consists of severance payments aggregating $1,700,000, $84,421 for accrued but unused vacation time and $12,000 for rental office space, and excludes the amount shown as bonus for 2004, and (b) $6,400 contributed by us on behalf of Mr. Wold under our 401(k) plan.
Option Grants in Last Fiscal Year
        We did not grant any stock options to our named executive officers during 2004.
Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/ SAR Values
        The following table provides information regarding option exercises by our named executive officers during the year ended December 31, 2004 and the number and value of options held by our named executive officers at December 31, 2004.

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised In-the-
	Acquired		Options/SARS at Fiscal		Money Options/SARS at
	on		Year-End(#)(1)		Fiscal Year-End($)(1)(2)
	Exercise	Value
Name	(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Peter Munk	—	—	—	—	—	—
Timothy H. Callahan	—	—	1,166,667	333,333	$8,703,337	$3,436,663
Casey R. Wold	183,333	$849,331	692,501	196,666	244,585	1,738,126
Michael C. Colleran	—	—	15,000	30,000	119,100	238,200
William R.C. Tresham	—	—	292,925	116,666	1,365,201	913,326
Ted R. Jadwin	8,333	66,581	—	16,667	—	171,837

(1)	Amounts shown in these columns refer to options to purchase our common stock.
(2)	Based on a closing price of $18.92 for our common stock on December 31, 2004.
Long Term Incentive Plan Awards
        On October 21, 2004, our Compensation Committee made awards to certain of our senior executives under a long-term incentive compensation program known as the Trizec Properties, Inc. 2004 Long-Term Outperformance Compensation Program, or OPP. The OPP was designed as a feature of our LTIP, which previously was approved by our stockholders, to provide meaningful incentives to senior executives to increase stockholder value by aligning the interests of our senior management with the interests of our stockholders.

Pursuant to the terms of the awards, each participant was granted a specified percentage allocation of an incentive pool potentially created under the OPP. The size and dollar value of the incentive pool, if any, will depend on the extent to which our performance over a three-year period, as measured by our total return to stockholders, exceeds a pre-established performance threshold. The awards granted to each of our named executive officers who will be participating in the OPP, expressed as a percentage allocation of the total incentive pool, were as follows:
Long Term Incentive Plans — Awards in Last Fiscal Year

	Performance Or Other
	Period Until Maturation	Allocation
Name	Or Payout	(as a Percentage)

Peter Munk(1)	N/A	N/A
Timothy H. Callahan	10/20/04 to 10/19/07	25%
Casey R. Wold(1)	N/A	N/A
Michael C. Colleran	10/20/04 to 10/19/07	14
William R.C. Tresham	10/20/04 to 10/19/07	14
Ted. R. Jadwin	10/20/04 to 10/19/07	3

(1)	Neither Mr. Munk nor Mr. Wold, who had resigned as our executive officer, received any allocation under the OPP.
       Our Compensation Committee of the board of directors retained an independent compensation consultant to assist the committee in developing the OPP.
        The OPP is a three-year program, with the first day of the measurement period commencing on October 20, 2004 (the “Effective Date”) and the last day of the measurement period ending on October 19, 2007 (the “Valuation Date”). The pre-established performance threshold under the OPP (the “Outperformance Threshold”) is equal to the greater of (a) 110% of the average of the total rate of return to shareholders achieved by members of a pre-determined peer group of companies over the three-year measurement period and (b) a 10% total annual rate of return to our stockholders, compounded annually over the three-year measurement period. If the total rate of return to our stockholders over the three-year measurement period exceeds the Outperformance Threshold (such excess amount, the “Excess Rate of Return”), then the aggregate award amount allocable to participants (the “Outperformance Amount”) will be a dollar amount equal to 6% of the product of $2,442,851,072 (representing our market capitalization on the Effective Date) multiplied by the Excess Rate of Return. “Total return to shareholders” in respect of us and members of our peer group will be measured by taking the sum of the cumulative amount of dividends paid in respect of the common stock for the period plus the appreciation in share price over the period, and dividing that total by the share price on the Effective Date. For purposes of computing the “share price” on any given date, the average closing price of the common stock over the 20 trading days ending on such date will be used. Our common stock price per share as of the Effective Date was $16.08.
        Awards ultimately will be paid to participants in the form of shares of restricted common stock granted under the LTIP. If an insufficient number of shares is available for issuance under the LTIP, then the number of restricted shares granted to each participant will be reduced on a pro rata basis and the remaining portion of each participant’s award will be paid in cash. Subject to certain limited exceptions, the Outperformance Amount and the maximum number of shares issuable to participants may not exceed the lesser of (a) $25,000,000 and (b) 2.5% of the aggregate number of our shares of common stock outstanding on a fully diluted basis as of the Valuation Date.
        Awards will be paid to participants as soon as practicable following the Valuation Date, with 75% of an award vesting on the Valuation Date and 25% of an award vesting on the first anniversary of the Valuation Date, provided that the participant remains employed by us through each such vesting date. Upon payment of a restricted share award, only 25% of such award shares may be sold during each of the four years following the date of payment.

        If prior to the applicable vesting date, a participant’s employment with us terminates for any reason other than death or disability, then the unvested portion of the participant’s award will be immediately cancelled. Upon the death or disability of a participant or upon a “change in control” as defined under the OPP, each award will immediately vest in full and be valued as of such date.
Employment Agreements and Other Arrangements
        Below is a description of our employment arrangements with each of Messrs. Callahan, Colleran, Tresham and Jadwin and the resignation agreement between us and Mr. Wold. We do not have an employment agreement or arrangement with Mr. Munk other than our agreement to pay 50% of his annual salary. We also describe below our employment arrangement with Mr. Brian K. Lipson, our Executive Vice President and Chief Investment Officer, who joined us in January 2005. Although Mr. Lipson currently is not a named executive officer, we are including a description of his employment arrangement with us since we anticipate that Mr. Lipson will be one of our named executive officers for 2005.

Employment Arrangement with Timothy H. Callahan
        Mr. Callahan executed a letter agreement with us dated August 14, 2002, pursuant to which Mr. Callahan was appointed as a member of the board of directors and as our President and Chief Executive Officer. The agreement is for a three-year term, subject to automatic one-year extensions unless either party gives notice of non-renewal.
        Under the agreement, Mr. Callahan has agreed to maintain the confidentiality of our confidential and proprietary information. In addition, Mr. Callahan has agreed to not solicit our employees, clients or providers of material services and products for the longer of one year after terminating employment or the end of the period during which he receives severance, as described below.
        As compensation for his services, Mr. Callahan receives (i) annual base salary of at least $850,000, (ii) discretionary bonuses as determined by the board, (iii) fully vested options to purchase one million shares of our common stock under our stock option plan, and (iv) participation in all incentive, retirement, welfare and other benefit plans, programs and arrangements generally available to our other senior executive officers.
        Upon termination of Mr. Callahan’s employment by us without cause, or upon termination of Mr. Callahan’s employment for any reason within one year following a change of control, if Mr. Callahan executes a waiver and release of all claims in favor of us, Mr. Callahan is entitled to receive (a) any earned but unpaid bonuses, (b) a pro rata bonus for the year of termination, and (c) for two years following termination of employment, or through the end of the agreement’s term, if shorter, continuation of base salary, bonus, and participation in health, medical, dental and other welfare plans generally made available to our senior executives.

Resignation Agreement with Casey R. Wold
        On September 17, 2004, we entered into a resignation agreement with Mr. Wold pursuant to which Mr. Wold resigned as our Executive Vice President and Chief Investment Officer and as a member of our board of directors, effective as of September 17, 2004. Under the agreement, Mr. Wold was entitled to receive cash severance in an amount equal to $1,700,000, $1,400,000 of which was payable within three business days following September 17, 2004, and $300,000 of which was payable within three business days following the expiration of a seven-day revocation period. Mr. Wold also was entitled to receive, within three business days following the expiration of the seven-day revocation period, a prorated bonus payment for the 2004 calendar year in the amount of $466,667 and payments for accrued but unused vacation time and the rental of office space. The agreement provided that all stock options and restricted stock rights previously granted to Mr. Wold will continue to vest until September 17, 2005, which is referred to in this section of the proxy statement as the expiration date, in accordance with their respective terms and original vesting schedules. In addition, Mr. Wold will be entitled to exercise, for a period of time ending three months after the expiration date, all stock options that are currently vested and stock options that will be vested as of the expiration date. We also provided Mr. Wold with health insurance coverage until October 1, 2004, the date on which

Mr. Wold became eligible to participate in his new employer’s group health plan. However, Mr. Wold’s participation in our 401(k) plan, deferred compensation plan and other employee benefit plans terminated as of September 17, 2004.
        Pursuant to the agreement, Mr. Wold has agreed to maintain the confidentiality of company information and has agreed that he will not, during the one-year period commencing on September 17, 2004, solicit any employee, officer, representative or agent to leave our employment or any customer, supplier or other party that has a business relationship with us to cease doing business with us. In addition, during the one-year period commencing on September 17, 2004, Mr. Wold has agreed, subject to certain exceptions, that he will not hire, directly or indirectly, any person who is or was an employee of ours. In consideration of the payments and benefits provided to Mr. Wold under the agreement, the agreement contained a general release of claims by Mr. Wold in favor of us. Following his resignation, Mr. Wold has agreed to cooperate with us in connection with certain corporate matters and any action, proceeding, investigation or litigation in which we may be involved.

Employment Agreements with Brian K. Lipson, Michael C. Colleran and William R.C. Tresham
        On January 4, 2005, we entered into an employment agreement with Mr. Lipson in connection with Mr. Lipson’s appointment as our new Executive Vice President and Chief Investment Officer effective January 4, 2005. On January 4, 2005, we also entered into employment agreements with each of Mr. Colleran, our current Executive Vice President and Chief Financial Officer, and Mr. Tresham, our current Executive Vice President and Chief Operating Officer, each of which is effective January 4, 2005. Each of the employment agreements has an initial term ending on December 31, 2005; provided, however, that the term of employment will renew automatically for successive one-year periods unless either we or the officer provides a written notice of either party’s intention not to extend the term to the other party at least 60 days prior to the end of either the initial term or any of the successive terms, as applicable.
        Under his respective employment agreement, each of Messrs. Lipson, Colleran and Tresham is entitled to receive an annual base salary of $400,000, $350,000 and $325,000, respectively, which amount is subject to review and increase (but not decrease), not less often than annually, by the Compensation Committee of our board of directors based on the respective officer’s performance, and a target annual bonus in an amount equal to 100% of the respective officer’s base salary. Mr. Lipson also was entitled to receive a cash signing bonus in the amount of $50,000 and an initial award of restricted stock rights under our long-term incentive plan having an aggregate fair market value of $250,000, one-third of which vested immediately upon grant and the remaining two-thirds of which will vest in equal amounts on each of January 5, 2006 and 2007.
        Each of Messrs. Lipson, Colleran and Tresham also is eligible to participate in our long-term incentive compensation programs that are generally available to our senior executive officers and our recently adopted OPP. Each of Messrs. Lipson, Colleran and Tresham’s targeted amount of annual long-term incentive compensation is 150% of his base salary and each officer’s participation interest in the OPP is 14%. In addition, each officer is entitled to participate in all of our employee welfare, pension and fringe benefit plans and programs on a basis that is no less favorable than that made available to our other senior executive officers. Mr. Tresham also is entitled to receive a monthly automobile allowance of $1,000.
        We may terminate each officer’s employment at any time, with or without “cause,” and the officer may resign at any time, with or without “good reason,” as such terms are defined in the employment agreements. If we terminate the officer for cause, or the officer resigns without good reason, the officer will be entitled to receive any unpaid base salary through the date of such termination or resignation and any other amounts or benefits that are required to be paid or provided by law or under any of our plans, programs, policies or practices. If we terminate the officer without cause or elect not to renew the officer’s employment term, or the officer resigns with good reason, the officer will be entitled to receive (a) his annual base salary and target annual bonus, based on the rates in effect on the date of such termination or resignation, for a one-year period commencing on the date of termination or resignation, (b) his earned but unpaid bonus for the previously completed fiscal year, (c) a prorated portion of his target annual bonus for the fiscal year in which the termination or resignation occurs, and (d) any other amounts or benefits that are required to be paid or provided by law. In addition, in the case of Mr. Lipson, any unvested portion of his initial award of restricted stock rights will vest immediately upon such termination or resignation.
        If we terminate the officer without cause, or the officer resigns with good reason, in either case within two years following a change in control of our company, in lieu of the severance payment described above, the officer will be entitled to receive a lump sum severance payment in an amount equal to his annual base salary and target annual bonus, based on the rates in effect on the date of such termination or resignation, and any other amounts or benefits that are required to be paid or provided by law or under any of our plans, programs, policies or practices. We also will make an additional tax gross-up payment to the officer if any payment or benefit made or provided to him would be subject to the excise tax imposed under Section 4999 of the IRC. In addition, any unvested portion of each respective officer’s equity awards, including, in the case of Mr. Lipson, his initial award of restricted stock rights, will vest immediately upon such termination or resignation.
        In the event of termination of the officer’s employment due to his death or disability, he (or his estate) will be entitled to receive his annual base salary through the date of such termination and any other amounts or benefits that are required to be paid or provided by law or under any of our plans, programs, policies or practices.
        Each of Messrs. Lipson, Colleran and Tresham is subject to certain restrictive covenants under his respective employment agreement, including covenants related to confidentiality, non-solicitation and non-disparagement.

Employment Arrangement with Ted R. Jadwin
        Under Mr. Jadwin’s employment arrangement, as set forth in an offer letter dated February 13, 2003, Mr. Jadwin serves as our Senior Vice President and General Counsel. Under the arrangement, Mr. Jadwin was entitled to receive a starting salary of $275,000 and options exercisable for 25,000 shares of our common stock and is eligible to receive an annual bonus equal to 50% to 75% of his eligible earnings based on corporate, team and individual performance measures. In addition, Mr. Jadwin is eligible for consideration in our long-term incentive program and is eligible to participate in our other benefits and programs, including our 401(k) and deferred compensation plans. We also have agreed to provide Mr. Jadwin with a parking space and reimbursement for club dues in the amount of $289 per month.
        After the initial 12 months of employment, if we terminate Mr. Jadwin’s employment with us for any reason other than cause, any severance payment provided to him will be in accordance with our policy.
        Mr. Jadwin’s employment arrangement also contains severance payment obligations in the event of a change in control of our company. If, within 12 months after a change in control, Mr. Jadwin’s employment is terminated for any reason other than his (a) disability, (b) death, (c) conduct involving gross neglect, dishonesty, willful gross misconduct or moral turpitude, any of which harmed our business, or (d) voluntary resignation, he is entitled to receive a lump sum payment equal to six months of his then-current base salary plus bonus, medical benefits for six additional months from the date of termination and all outstanding stock options and grants would immediately vest as of the termination date.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
General
        The Compensation Committee of the board of directors has prepared the following report regarding 2004 executive compensation. The Compensation Committee consists of four members, all of whom are independent directors in accordance with the listing standards of the NYSE, and is responsible for determining the compensation for our executive officers and for administering our equity and compensation plans. This report describes our philosophy and approach to executive compensation and the basis on which we made 2004 compensation determinations with respect to our executive officers.

Executive Compensation Philosophy
        The philosophy and goals of our executive compensation program are to:

•	Attract, retain and motivate talented executives critical to our short-term and long-term success;

•	Align the interests of our executive officers with the long-term interests of Trizec’s stockholders;

•	Base executive compensation levels on the overall financial and operational performance of Trizec and the individual contribution of the executive officer; and

•	Position executive compensation levels to be competitive with other similarly situated real estate investment trusts, or REITs.
        Since 2002, the Compensation Committee has engaged an independent compensation consultant with expertise in the REIT industry to assist it in developing an executive compensation program that is competitive with Trizec’s peers and consistent with the Committee’s compensation philosophy. The most recent report of the independent consultant was prepared for the Committee for purposes of year-end 2004 and 2005 compensation. This report included a comprehensive survey of the total compensation paid to executive officers employed in various positions within a peer group comprised of approximately 20 REITs, the majority of which were office and/or industrial REITs. The consultant’s findings, together with the recommendations of the Compensation Committee and our Chief Executive Officer (other than with respect to his own compensation), formed the basis for the Compensation Committee’s executive compensation program for 2004.
Compensation Committee Procedures
        The Compensation Committee exercises its independent discretion in reviewing and approving the executive compensation program as a whole, as well as specific compensation levels for each executive officer. Final aggregate compensation determinations for a particular fiscal year are generally made after the end of such year, when information regarding our financial and operational results for that year are known. At that time, the Compensation Committee determines bonuses, if any, for the past year’s performance, sets base salaries for the current year, and makes awards of equity-based compensation under the LTIP. Our Chief Executive Officer, Timothy H. Callahan, makes recommendations to the Compensation Committee with respect to the compensation of our executive officers (excluding his own compensation). In addition to Mr. Callahan’s recommendations, the Compensation Committee bases its decisions on any one or more of (a) the individual contributions of the executive officers to our organization, (b) the overall performance of our company, and (c) the findings and recommendations of the independent consultant to ensure that compensation packages are in line with our peer group. Subject to certain exceptions, the Compensation Committee generally provides total compensation to our executive officers at a target level around the 75th percentile for executive officers in comparable positions in our peer group.
Elements of Executive Compensation
        The material elements of our executive compensation program include base salary, incentive bonus and long-term incentive compensation, as further described below.

Base Salary
        Base salaries for executive officers are determined on the basis of assigned responsibilities, the level of individual performance and an evaluation of appropriate compensation levels based on comparisons within our peer group. Base salaries for our executive officers for 2004 ranged from $1,000,000, in Mr. Callahan’s case, to $283,000 for one of our other executive officers. While the employment agreements or arrangements with our executive officers generally do not permit the base salaries of such officers to be reduced during the term of the agreement, the Compensation Committee has the discretion to consider on an annual basis an increase in the executive officer’s base salary, taking into account the executive officer’s individual contributions, any changes in job responsibilities and any changes in the market for comparable executive-level positions.

Incentive Bonus
        Incentive compensation, in the form of discretionary bonus awards, is structured in a manner that is intended to motivate our executive officers by linking bonus awards to company performance and individual performance. Specific company performance measures and operational goals that the Compensation Committee considered in connection with bonus determinations for fiscal 2004 included total return to shareholders, growth in funds from operations, strategic repositioning of our asset portfolio through selective asset dispositions, increased liquidity goals, balance sheet management, and dividend coverage goals. The Compensation Committee also evaluated individual performance based on factors such as the individual’s degree of responsibility, contribution to our overall performance, ability to contribute to our future performance and salary level.
        Each executive officer was also assigned a targeted bonus range, expressed as a percentage of the individual’s base salary. These allocations ranged from 50% to 175% of base salary, in Mr. Callahan’s case, to 50% to 75% of base salary for one of our other executive officers. These bonus ranges were intended to be representative of target awards for comparable executive-level positions in our peer group. Actual awards may be more or less than the targeted ranges, depending on our performance and the executive officer’s performance.
        Applying the factors set forth above, the Compensation Committee made determinations in February 2005 of the final dollar amount of each executive officer’s bonus award for 2004. These bonus awards ranged from $1,600,000, in Mr. Callahan’s case, to $170,000 for one of our other executive officers. The Compensation Committee determined to pay out these bonus awards using a combination of cash and restricted stock rights awarded under the LTIP, referred to in this report as RSRs, with the exception of the bonus award paid to Mr. Callahan. In accordance with Mr. Callahan’s preference, the Compensation Committee determined that 100% of his bonus award would be paid in the form of RSRs, resulting in an award to him of an aggregate of 88,889 RSRs. The allocation between cash and RSRs, in the case of each of our other executive officers, was 75% cash/ 25% RSRs. The RSRs awarded to the executive officers vest in one-third increments on each of the first three anniversaries of the date of grant, as long as the officer remains in our continuous employment, and are settled in shares of our common stock, on a one-for-one basis, at the time of vesting. The RSRs entitle the holders the right to receive dividends based on the number of shares of common stock underlying the RSRs, but do not have voting rights.

Long-Term Incentive Compensation
        The primary components of the 2004 long-term incentive compensation program for executive officers are (a) RSRs granted under the LTIP, the vesting of which depends, in part, on our achievement of specified performance goals, and (b) the potential for our executive officers to earn sizable awards under the 2004 Long-Term Outperformance Compensation Program, a high-performance program under the LTIP, which we refer to in this report as the OPP. Although stock options were not a component of the executive compensation program for 2004, stock options remain a viable component of executive compensation in the future.
        Restricted Stock Rights. In each of February 2004 and February 2005, the Compensation Committee made long-term equity incentive awards to our executive officers in the form of RSRs granted under the LTIP. These awards were made largely in recognition of services performed by our executive officers during the fiscal year immediately prior to the date of grant, and were based on the Compensation Committee’s review of our overall performance for the period, as well as the individual officer’s performance. The 2004 awards, which recognized service for fiscal 2003, ranged from 58,000 RSRs, in Mr. Callahan’s case, to 11,300 RSRs in the case of another executive officer. The 2005 awards, which recognized service for fiscal 2004, ranged from 66,666 RSRs, in Mr. Callahan’s case, to 11,000 RSRs in the case of another executive officer.
        The RSRs are subject to the following vesting criteria: (a) Fifty percent of an award of RSRs to an executive officer is subject to time-based vesting requirements, such that the award vests in equal, annual increments over five years, beginning on the first anniversary of the date of grant, provided that the officer remains in our continuous employment through the applicable vesting date, and (b) the remaining 50% of an executive officer’s award is subject to performance-based vesting requirements, such that the award vests in equal, annual increments over five years, beginning on the first anniversary of the date of grant, based upon the achievement of either of two specified performance goals determined by the Compensation Committee on an annual basis. For each of the 2004 and 2005 performance periods under these awards, the two performance goals, as established by the Compensation Committee, are: (1) Trizec’s achievement of a total return to shareholders equal to at least 10% for the period, or (2) Trizec’s achievement of a total return to shareholders for the period in an amount that is in the 50th percentile or greater of a pre-determined group of peer companies. For more information on these RSRs, including the amounts awarded to our named executive officers in 2004, please see footnote (8) to the Summary Compensation Table of the section titled “Compensation of Directors and Executive Officers — Executive Compensation” above.
        The Compensation Committee believes that the use of RSRs (a) aligns the interests of our executive officers with the interests of our stockholders through the use of vesting criteria that is based on the performance of our company, (b) serves as an effective retention tool by providing for a five-year vesting schedule, and (c) advances our goal of promoting long-term equity ownership in our company by our executive officers.
        2004 Long-Term Outperformance Compensation Program. In October 2004, the Compensation Committee established, on behalf of our executive officers and other senior executives, the OPP. Each participant was granted a specified percentage allocation of an incentive pool potentially created under the OPP. The size and dollar value of the incentive pool, if any, will depend on the extent to which our performance over a three-year period beginning in October 2004 and ending in October 2007, as measured by our total return to shareholders over such period, exceeds the greater of two pre-established performance thresholds. Thus, the OPP was designed to provide meaningful incentives to our senior executives to increase stockholder value by aligning the interests of such executives with the interests of our stockholders. The awards granted to each of our executive officers, expressed as a percentage allocation of the total incentive pool, ranged from 25%, in the case of Mr. Callahan, to 3% in the case of another executive officer.
        Awards under the OPP ultimately will be paid to participants in the form of shares of restricted common stock granted under the LTIP. Subject to certain limited exceptions, the dollar value of the incentive pool and the maximum number of shares issuable to participants may not exceed the lesser of (a) $25,000,000 and (b) 2.5% of the aggregate number of shares of our common stock outstanding on a fully diluted basis as of the end of the three-year performance period. Awards will be paid to participants following the completion of the three-year performance period, with 75% of an award vesting on such date and 25% of an award vesting on the first anniversary thereafter, provided that the participant remains in our continuous employment through each such vesting date. Upon payment of a restricted share award, only 25% of such award shares may be sold during each of the four years following the date of payment. The Compensation Committee believes that these features of the OPP serve as an effective retention tool by allowing a possible payout to occur only upon the completion of the three-year performance period and advance our goal of promoting long-term equity ownership in us by our executive officers by providing restrictions on the sale of the award shares.
        The Compensation Committee retained an independent compensation consultant to assist it in developing the OPP. For more information on the OPP, including the percentage allocations awarded to our executive officers in 2004, please see “Compensation of Directors and Executive Officers — Long Term Incentive Plan Awards,” above.
New Employment Agreements
        On January 4, 2005, in consultation with our advisors, we entered into new employment agreements with each of Mr. Brian Lipson, our new Executive Vice President and Chief Investment Officer, Mr. Michael C. Colleran, our Executive Vice President and Chief Financial Officer, and Mr. William R.C. Tresham, our Executive Vice President and Chief Operating Officer. For a detailed description of these new employment agreements, please see “Compensation of Directors and Executive Officers — Employment Agreements and Other Arrangements,” above. In evaluating these employment agreements, the Compensation Committee took into consideration the total compensation payable to these executive officers under the agreements, including with respect to base salary, incentive bonus and long-term incentive compensation, as well as the potential payout to such officers under various events involving a termination of the officer’s employment with us or upon a change in control of our company.
Deferred Compensation Plan
        The Trizec Properties, Inc. Deferred Compensation Plan is an unfunded, deferred compensation plan maintained primarily for members of management, including our executive officers. The purpose of the plan is to provide a means by which eligible employees may defer the receipt of certain forms of compensation, thus enabling them to enjoy a tax deferral. As administered, the plan permits the deferral of salary, bonus, and the receipt of shares of our common stock underlying vested RSRs. Benefits under the plan are paid directly by us out of our general assets when due.
Compensation of the Chief Executive Officer
        The Compensation Committee established the compensation of Timothy H. Callahan, our Chief Executive Officer, in accordance with the processes described under “Elements of Executive Compensation — Base Salary,” “— Incentive Bonus” and “— Long-Term Incentive Compensation,” above. As reflected above, in respect of service for fiscal 2004, Mr. Callahan received a base salary of $1,000,000 and an incentive bonus award in the amount of $1,600,000. In accordance with Mr. Callahan’s preference, the Compensation Committee determined that the entire bonus award would be paid in the form of restricted stock rights granted under the LTIP, resulting in the issuance to Mr. Callahan of 88,889 RSRs. These RSRs vest in one-third increments on each of the first three anniversaries of the date of grant, as long as Mr. Callahan remains in our continuous employment through each of the applicable vesting dates. Mr. Callahan also received a long-term equity incentive award in the form of 66,666 RSRs in February 2005, in recognition of services provided during fiscal 2004. Fifty percent of this award is subject to time-based vesting requirements over five years and the remaining 50% of the award is subject to performance-based vesting requirements over five years.
        In arriving at Mr. Callahan’s total compensation package for 2004, the Compensation Committee noted, among other things, our success in meeting or exceeding most of our financial and operational performance goals for fiscal 2004, and Mr. Callahan’s success in (a) repositioning our asset portfolio through the selective disposition of assets in non-core markets, (b) building the confidence of our stockholder base and investment analyst community, (c) strengthening the balance sheet by selectively unencumbering assets and restructuring debt, and (d) delivering solid financial and operational results. The Compensation Committee believes that Mr. Callahan’s total compensation package for 2004 was both reasonable in relation to our performance for fiscal 2004 and competitive in relation to the total compensation paid to chief executive officers in our peer group.
Limitations on the Deductibility of Execution Compensation
        The Compensation Committee has reviewed the potential consequences for the company of Section 162(m) of the IRC, which prohibits publicly-traded companies from taking a tax deduction for compensation paid in excess of $1 million in any taxable year to a named executive officer, except for certain qualifying “performance-based compensation.” The Compensation Committee’s policy is to take into account Section 162(m) in establishing compensation for our executive officers. The Compensation Committee also believes, however, that we must balance the benefit of deductions against the need to provide our executives with proper incentives to remain with us. Section 162(m) does not affect us as directly as it does Subchapter C corporations because we are a REIT and ordinarily do not pay taxes. The Compensation Committee does not believe that it is necessarily in our or our stockholders’ best interests that all compensation meet the requirements of Section 162(m) for deductibility and the Compensation Committee may determine to award non-deductible compensation in such circumstances as it deems appropriate.

Compensation Committee:

The Right Honourable Brian Mulroney, Chairperson
L. Jay Cross
Glenn J. Rufrano
Stephen R. Volk
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
        The members of the Compensation Committee who served during 2004 are L. Jay Cross, Brian Mulroney, Glenn J. Rufrano, and Stephen R. Volk. None of Messrs. Cross, Mulroney, Rufrano or Volk is, or ever was, an employee of Trizec. In 2004, none of our executive officers served as a member of the board of directors or compensation committee of any entity that had one or more of its executive officers serving as a member of our Compensation Committee. In addition, none of our executive officers served as a member of the compensation committee of any entity that had one or more of its executive officers serving as a member of our board of directors.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our May 2002 Reorganization
        On May 8, 2002, a plan of arrangement implementing a corporate reorganization of TrizecHahn Corporation, our former parent company, became effective. As a result of this reorganization, we became a publicly-traded REIT owning primarily the U.S. assets that TrizecHahn Corporation and its subsidiaries owned prior to the reorganization.
        The corporate reorganization was designed to create a U.S. publicly-traded REIT while reducing withholding tax liabilities and minimizing the recognition of potential tax liabilities on unrealized appreciation in value that were present in TrizecHahn Corporation’s ownership structure prior to the reorganization. The corporate reorganization was also intended to create economic equivalence between shares of our common stock and Trizec Canada subordinate voting shares or multiple voting shares.
        Upon implementation of the plan of arrangement, holders of TrizecHahn Corporation’s subordinate voting shares exchanged their shares on a one-for-one basis for one or more of the following securities:

•	shares of our common stock, if they certified that they were qualifying U.S. persons;

•	exchange certificates representing underlying shares of our common stock, which could either be exchanged for common stock by qualifying U.S. persons or sold on the market to qualifying U.S. persons; or

•	Trizec Canada subordinate voting shares.
        As a result of the reorganization, approximately 60.7% of our common stock is owned primarily by qualifying U.S. persons. The remaining approximately 39.3% of our common stock is owned indirectly by Trizec Canada through its subsidiaries, with the result that Trizec Canada indirectly holds one share of our common stock for each outstanding subordinate voting share of Trizec Canada. In addition, Trizec Canada, indirectly through its subsidiaries, also owns all shares of our Class F convertible stock and special voting stock.
        Outstanding options to purchase subordinate voting shares of TrizecHahn Corporation were cancelled and replaced as part of the corporate reorganization. Under the plan of arrangement, all outstanding stock options of TrizecHahn Corporation were cancelled in exchange for either (1) options to purchase our common stock, (2) warrants to purchase our common stock or (3) options to purchase Trizec Canada subordinate voting shares.
        We have conducted certain business activities in a manner that would not result in TrizecHahn Corporation and its Canadian subsidiaries being subject to Canadian tax on our business activities in the United States or on distributions made by us. In connection with the corporate reorganization, we entered into a tax cooperation agreement with TrizecHahn Office Properties, Ltd., a wholly-owned, Canadian subsidiary of TrizecHahn Corporation. Under the agreement, we have agreed to continue to conduct our business activities with regard to the consequences under Canadian tax legislation to TrizecHahn Office Properties Ltd., related Canadian corporations and Trizec Canada. Compliance with this agreement may require us to conduct our business in a manner that may not always be the most efficient or effective because of potential adverse Canadian tax consequences. Furthermore, we may incur incremental costs due to the need to reimburse these entities for any negative tax consequences.
        In connection with the corporate reorganization, we have agreed to provide shared services to TrizecHahn and therefore continue to provide certain services to assist TrizecHahn in fulfilling its public disclosure obligations and conducting investor, media and public relations. TrizecHahn has agreed to and continues to provide accounting services in conjunction with the corporate reorganization. For the year ended December 31, 2004, we recorded other income of approximately $0.1 million for such services provided to TrizecHahn. In addition, we recorded general and administrative expense for the year ended December 31, 2004 of approximately $0.4 million for such services provided to us. At December 31, 2004, we had a receivable balance of approximately $0.5 million and a payable balance of approximately $0.5 million related to such services.
        In connection with the corporate reorganization, some outstanding TrizecHahn employee stock options were cancelled and replaced with options to acquire subordinate voting shares of Trizec Canada. For every outstanding option to acquire one Trizec Canada subordinate voting share, Trizec Canada, directly or indirectly, holds one of our warrants entitling Trizec Canada to one share of our common stock at any time prior to the respective warrant’s expiration date. We expect that Trizec Canada will exercise these warrants whenever and to the extent that one or more options to acquire subordinate voting shares of Trizec Canada are exercised. Trizec Canada’s anticipated acquisition of one share of our common stock whenever one of its stock options is exercised is intended to maintain economic equivalence between shares of our common stock and Trizec Canada subordinate voting shares.
        Also in connection with the corporate reorganization, we have entered into agreements with Trizec Canada pursuant to which we have agreed to cause one or more registration statements on Form S-11 to be filed with and declared effective by the SEC, and to be maintained effective, registering the following offerings of our securities:

•	a primary offering of shares of our common stock to be issued upon the exercise of our warrants;

•	a secondary offering of shares of our common stock that may be disposed of by Trizec Canada in connection with the redemption of its shares;

•	a secondary offering of shares of our common stock that may be sold by Trizec Canada’s Hungarian subsidiary, including in connection with any conversions of our Class F convertible stock; and

•	in connection with a pledge of our common stock pursuant to certain TrizecHahn Corporation credit facilities, a secondary offering of shares of our common stock that may be sold by the pledgee in connection with an exercise on the pledge in the event of default under the credit facilities.
        In October 2003, the registration statements for the first two offerings listed above were converted from Forms S-11 to Forms S-3. The registration statement for the third offering listed above has not yet been filed. In addition, in November 2003, the registration statement for the last offering listed above was withdrawn due to a reduction in the outstanding balances under the credit facilities and amendment of the facilities to eliminate the requirement that we maintain the effectiveness of this registration statement.

Other Transactions
        On October 9, 2003, 4172352 Canada, Inc., an affiliate of Trizec Canada Inc., contributed approximately $4.0 million to us in exchange for preferred membership units in an entity that held a 91.5% interest in the Hollywood & Highland Hotel. The holders of the preferred membership units were entitled to an initial dividend of 8% per annum, increasing to 12% per annum, as well as any unrecovered capital contribution at the time of liquidation. On February 27, 2004, we sold the Hollywood & Highland Hotel. We remitted approximately $4.8 million to 4172352 Canada, Inc. in full satisfaction of any outstanding dividends and unrecovered capital contributions.
        For 2004, Trizec Canada, of which Peter Munk, is the Chief Executive Officer and Chairman of the board of directors, and we each paid 50% of Mr. Munk’s annual compensation of US$1,000,000. Under the arrangement, for 2004, Trizec Canada paid Mr. Munk the full salary in Canadian dollars and we reimbursed Trizec Canada for our share of Mr. Munk’s salary in Canadian dollars on a monthly basis. Our actual reimbursements, however, fluctuated from month to month due to the change in the currency exchange rate between the U.S. dollar and Canadian dollar in effect at the time of the reimbursement. In addition, we reimbursed Trizec Canada for our pro rata share of the Canadian employer withholding taxes that Trizec Canada was required to pay in connection with the payment of Mr. Munk’s salary. As a result, our actual out-of-pocket reimbursements to Trizec Canada associated with our share of Mr. Munk’s salary for 2004 which amounted to $559,546, was greater than our share of Mr. Munk’s salary. Please see footnote (5) to the Summary Compensation Table of the section titled “Compensation of Directors and Executive Officers — Executive Compensation.”
        In March 2005, Trizec Canada paid us $760,000 as reimbursement for legal expenses that we incurred in connection with a litigation matter in which we, Trizec Canada and Mr. Munk were co-plaintiffs. As of March 24, 2005, Trizec Canada owned, together with its affiliates, approximately 39.3% of our common stock and all of our outstanding special voting stock and series F convertible stock. Mr. Munk is the chairman and chief executive officer of Trizec Canada and indirectly has majority voting power with respect to the election of Trizec Canada’s board of directors and certain other matters.

STOCK PERFORMANCE GRAPH
        The graph and the accompanying table compare the cumulative total stockholders’ return on our common stock with the index of equity REITs prepared by NAREIT, and the S&P 500 Composite Stock Index for the period from May 8, 2002 through December 31, 2004. Our common stock was registered under Section 12 of the Exchange Act, on February 14, 2002, began trading on the NYSE on an “as issued” basis on April 24, 2002, and began regular trading on the NYSE on May 8, 2002. Equity REITs are defined as those companies which derive more than 75% of their income from investments in real estate assets. The NAREIT Equity Index includes all tax-qualified REITs listed on the NYSE, the American Stock Exchange or the Nasdaq Stock Market. The calculations in the following graph and table assume that $100 was invested on May 8, 2002 in each of our common stock, the NAREIT Equity Index and the S&P 500 Index and also assume reinvestment of all dividends. The closing sale price of our common stock on the NYSE was $18.65 per share on March 24, 2005.
Comparison of Cumulative Total Return
Among Trizec, NAREIT Equity Index and S&P 500 Index1

	5/8/02	12/31/02	12/31/03	12/31/04

Trizec Properties, Inc.	$100.00	$57.10	$100.42	$129.28

NAREIT Equity Index	$100.00	$94.99	$130.26	$171.40

S&P 500 Index	$100.00	$81.80	$105.26	$116.71

(1)	Source: Standard & Poor’s Institutional Market Services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
        Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file.
        Based solely on our review of the copies of such reports received by us, and/or on written representations from certain reporting persons that Form 5 was required for the fiscal year, we believe that our executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2004.
AUDIT COMMITTEE REPORT
        The primary function of the Audit Committee is to assist our board of directors in its oversight and monitoring of our financial reporting and auditing process. On February 18, 2005, our board of directors adopted an updated Audit Committee charter that sets forth the responsibilities of the Audit Committee. A copy of the Audit Committee charter as currently in effect is attached as Appendix A to this proxy statement.
        Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal controls. The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States, and discusses with the Audit Committee any issues it believes should be raised with the Audit Committee. The Audit Committee monitors these processes, relying, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.
        Representatives of PricewaterhouseCoopers LLP, our independent registered public accounting firm, attended each meeting of the Audit Committee. The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP our audited financial statements for the year ended December 31, 2004. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).
        The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP. The Audit Committee considered whether the non-audit services provided, and the fees charged for such non-audit services, by PricewaterhouseCoopers LLP are compatible with maintaining its independence.
        Based upon its review of the audited financial statements and the discussions noted above, the Audit Committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

Audit Committee:

Richard M. Thomson, Chairperson
James J. O’Connor
Glenn J. Rufrano
Polyvios C. Vintiadis

PROPOSAL 2 — RATIFICATION OF RE-APPOINTMENT OF INDEPENDENT AUDITOR
Our Independent Registered Public Accounting Firm
        The Audit Committee has re-appointed the firm of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2005, and has directed that such re-appointment be submitted to our stockholders for ratification at the annual meeting. If our stockholders do not ratify the re-appointment of PricewaterhouseCoopers LLP, the Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different audit firm.
        Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.
Our Recommendation
        We recommend a vote FOR the ratification of the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
Audit and Non-Audit Fees of PricewaterhouseCoopers LLP
        Aggregate fees for professional services rendered to us by PricewaterhouseCoopers LLP as of or for the fiscal years ended December 31, 2004 and 2003 are set forth below.

	Fiscal Year 2004	Fiscal Year 2003

Audit Fees	$1,441,050	$784,025
Audit-Related Fees	782,870	697,280
Tax Fees	640,475	916,111
All Other Fees	0	0

Total	$2,864,395	$2,397,416

        Audit Fees were for professional services rendered for the audit of our consolidated financial statements as of and for the years ended December 31, 2004 and 2003 and the audit of internal control over financial reporting as of December 31, 2004, quarterly review of the financial statements included in our quarterly reports on Form 10-Q, consents issued and review of filings with the SEC.
        Audit-Related Fees consisted of assurance and related services that are reasonably related to the performance of the audit and are not reported under “Audit Fees.” Audit-related fees consisted of employee benefit plan, escalation, joint venture, and lender audits, documentation assistance procedures related to internal control over financial reporting and consultations concerning financial accounting and reporting standards.
        Tax Fees consisted of services related to Federal and State tax compliance, including the preparation of tax returns and claims for refund, tax planning and tax advice, including assistance with and representation in tax audits and appeals, advice related to property acquisitions and dispositions, REIT compliance issues and requests for rulings or technical advice from tax authorities.
        The Audit Committee of the board of directors has determined that the provision of these services is compatible with the maintenance of the independence of PricewaterhouseCoopers LLP.

Pre-Approval of Audit and Non-Audit Services
        Beginning in 2003, the Audit Committee pre-approved all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP. In July 2003, the Audit Committee adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other permissible non-audit services that may be provided by PricewaterhouseCoopers LLP. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that PricewaterhouseCoopers LLP’s independence is not impaired, as well as other factors that the Committee may consider in evaluating whether to retain PricewaterhouseCoopers LLP, including effectiveness and efficiency of service, cost, improvement of the quality of the audit, and the relationship between fees for audit and non-audit services. The policy describes the audit, audit-related, tax and other services that may be provided and the non-audit services that may not be performed.
        Under the policy, the Audit Committee annually pre-approves the audit fee and terms of the engagement. The Audit Committee also pre-approves a specified list of audit-related and tax services, and annually pre-approves a spending limit for each of the listed services. These services may not extend for more than 12 months unless approved by the Audit Committee. Other permissible non-audit services in an amount less than $25,000 are pre-approved under the policy. If the fees for these services are projected to exceed $25,000, they must be specifically pre-approved by the chairperson of the Audit Committee or the full Audit Committee, with written documentation submitted for purposes of the approval. Any increase in fees greater than 10% over the original approved amounts for any type of approved service must be specifically pre-approved by the chairperson of the Audit Committee or the full Audit Committee, with the reason for the increase documented in writing. Any increase of less than 10% is pre-approved under the policy, and must be reported at the next Committee meeting.
        The chairperson of the Audit Committee has been delegated the authority to pre-approve fee increases for audit, audit-related and tax services above the amount originally approved, as well as authority to pre-approve other permissible non-audit services, in the event that the full Audit Committee is not available. The chairperson must present any such approvals to the Audit Committee at its next meeting. The Audit Committee designated the Vice President, Internal Audit to monitor the performance of services by PricewaterhouseCoopers LLP and compliance with the policy. To ensure compliance with the policy, the Vice President, Internal Audit provides a detailed report to the Audit Committee on a periodic basis outlining current and planned services, all fees incurred year-to-date for services provided, and projected fees for planned services.
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
        Proposals of stockholders pursuant to Rule 14a-8 of the Exchange Act, intended to be presented at the 2006 annual meeting of stockholders must be received by us at our executive offices in Chicago, Illinois, on or before December 12, 2005 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting and to be introduced for action at the meeting. In accordance with our bylaws, for business to be properly brought before a meeting, but not included in the proxy statement pursuant to Rule 14a-8 of the Exchange Act, a stockholder must submit a proposal, including nominations for the board of directors, not earlier than January 19, 2006 and not later than March 5, 2006.

APPENDIX A
TRIZEC PROPERTIES, INC.
AUDIT COMMITTEE
CHARTER
I.     Purpose

The purpose of the Audit Committee is to assist the board of directors (the “Board of Directors”) of Trizec Properties, Inc. (the “Corporation”) in (i) fulfilling its responsibilities to oversee the Corporation’s financial reporting process, including monitoring the integrity of the Corporation’s financial statements and the independence and performance of the Corporation’s internal and external auditors, (ii) fulfilling its responsibilities to oversee the Corporation’s compliance with legal and regulatory requirements, and (iii) monitoring the ownership and transfer of the Corporation’s shares for the purpose of ensuring that the Corporation achieves and preserves its status as a “domestically-controlled REIT.” The Audit Committee shall also be responsible for preparing the report of the audit committee included in the Corporation’s annual proxy statement.

The Audit Committee’s responsibilities are those of monitoring and supervision and, in carrying out its responsibilities, the Audit Committee is not providing any expert or other special assurances as to the Corporation’s financial statements or as to the Corporation’s status as a “domestically-controlled REIT.” The Corporation’s executive management remains responsible for the preparation of the financial statements in accordance with generally accepted accounting principles and the Corporation’s independent auditor remains responsible for auditing those financial statements.
II.     Membership Requirements

The Audit Committee shall be comprised of that number of Directors as the Board of Directors shall determine from time to time, such number not to be less than three (3) in accordance with the Corporation’s by-laws (the “By-Laws”). Each Director shall meet all applicable requirements of the New York Stock Exchange, the SEC and any other applicable laws, rules and regulations with respect to independence, financial literacy, accounting or related financial expertise, as determined by the Board of Directors. Audit Committee Members shall not serve simultaneously on the audit committees of more than two other public companies without approval of the entire Board. The members of the Audit Committee shall be appointed annually by the Board of Directors and may be removed at any time, with or without cause, by the Board of Directors. The Board of Directors, upon recommendation by the members of the Audit Committee, shall appoint the Chairman of the Audit Committee.
III.    Authority

In discharging its oversight responsibilities, the Audit Committee shall have unrestricted access to the Corporation’s management, books and records and the authority to retain outside counsel, accountants or other consultants in the Audit Committee’s sole discretion. The Audit Committee shall also have sole authority to approve the fees and other retention terms of such consultants and to terminate such consultants. The Audit Committee shall also have the authority to create subcommittees with such powers as the Audit Committee shall from time to time confer.
IV.    Audit Committee Compensation

Audit Committee members shall not receive any compensation from the Company other than directors’ fees (including any equity-based awards), which may include amounts paid to directors for service on committees and as chairmen of committees of the Board.

V.     Responsibilities

The following are the general responsibilities of the Audit Committee and are set forth only for its guidance. The Audit Committee may assume such other responsibilities as it deems necessary or appropriate in carrying out its oversight functions.

A.	On at least an annual basis, the Audit Committee shall:

1.	Appoint, and approve the fees and engagement terms for, the independent auditor who shall be accountable to the Board of Directors and the Audit Committee; when circumstances warrant, discharge the independent auditor; and recommend the independent auditor to the Board of Directors for shareholder approval in the proxy statement.

2.	Review a report by the independent auditor describing:

a.	the firm’s internal quality control procedures;

b.	any material issues raised by the most recent quality-control review, peer review or government or professional investigation, within the preceding five years, of the independent auditor’s independent audits, and steps taken to deal with these issues; and

c.	relationships between the independent auditor and the Corporation to assess the independent auditor’s independence.

3.	Determine whether to recommend to the Board of Directors that the Corporation’s financial statements be included in its annual report on Form 10-K for filing with the Securities and Exchange Commission (the “SEC”). To carry out this responsibility, the Audit Committee shall:

a.	review the proposed scope of the annual audit and agree thereon with the independent auditor;

b.	review and discuss the audited financial statements, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent auditor;

c.	review a report of the independent auditor with respect to:

(1)	all critical accounting policies and practices used;

(2)	all alternative treatments of financial information within GAAP that have been discussed with management as well as the ramifications of these alternatives and the treatment preferred by the audit firm; and

(3)	any other material written communications between the audit firm and management (including the management letter and schedule of unadjusted differences).

d.	discuss with the independent auditor the matters required by Statement on Auditing Standards No. 61;

e.	review and discuss with the independent auditor the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence and, where appropriate, recommend that the Board of Directors take appropriate action in response to the disclosures to satisfy itself of the independence of the Corporation’s independent auditor; and

f.	based upon the reviews and discussions, issue its report for inclusion in the Corporation’s proxy statement.

4.	Review and discuss with management, the internal auditors and the independent auditor management’s annual report on the Corporation’s internal control over financial reporting and the independent auditor’s attestation report regarding management’s report.

5.	Review with the independent auditor any audit problems and management’s response to those problems.

6.	Consider whether the provision of services by the independent auditor not related to the audit of the annual financial statement and the review of the interim financial statements included in the Corporation’s reports on Form 10-Q for such year is compatible with maintaining the auditors’ independence.

7.	Establish, and review at least annually, procedures:

a.	for dealing with complaints received by the Corporation regarding accounting, internal accounting controls or audit matters; and

b.	for the confidential anonymous submission by employees of concerns regarding accounting or auditing matters.

8.	Review and reassess the adequacy of this charter of the Audit Committee annually and submit any proposed modifications to the Board of Directors for approval.

9.	Review and evaluate the Audit Committee’s performance annually with the committee or individual designated by the Board of Directors to undertake such review.

B.	On a quarterly basis, the Audit Committee shall:

1.	Review and discuss with management and the independent auditor the Corporation’s interim financial statements, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” to be included in the Corporation’s quarterly reports to be filed with the SEC.

2.	Review and discuss, as appropriate, the adequacy of the Corporation’s internal control over financial reporting with the internal auditors, the independent auditor and management, including without limitation, reports regarding:

a.	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting;

with a more detailed review to be undertaken annually in connection with management’s annual report on the Corporation’s internal control over financial reporting and the independent auditor’s attestation report regarding management’s report to be filed with the Form 10-K.

The Audit Committee also shall review and discuss, as appropriate, any material changes implemented by management to address control deficiencies or to make controls more effective.

3.	Review each quarter the report of the Disclosure Controls and Procedures Committee and meet with the Chief Executive Officer and Chief Financial Officer each quarter to discuss the report, any deficiencies or material weaknesses in disclosure controls and procedures, and any fraud involving persons with a significant role in the Corporation’s disclosure controls and procedures. The review should include a discussion of the Corporation’s risk assessment and risk management policies, including discussion of major financial risk exposures and steps management has taken to monitor and control them.

4.	Review the process for the Chief Executive Officer and Chief Financial Officer certifications required by the SEC with respect to the Company’s financial statements.

5.	Discuss, within the committee, earnings releases and financial information and earnings guidance provided to analysts and rating agencies.

6.	Meet privately with the independent auditor and with the head of the Internal Audit Department to review the Corporation’s accounting practices, internal accounting controls and such other matters as the Audit Committee deems appropriate.

C.	From time to time and as necessary, the Audit Committee shall:

1.	Review and approve all audit and non-audit services to be provided by the independent auditor prior to the Corporation’s receipt of such services in accordance with all applicable laws, rules and regulations.

2.	Oversee the functioning of the internal audit review, including its organization, staffing and work plans, and review periodic reports prepared by such organization, with a formal review of the internal audit function at least annually.

3.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures and aggregate contractual obligations on the Company’s financial statements.

4.	Oversee the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least once every five years, and oversee the rotation of other audit partners, in accordance with all applicable laws, rules and regulations.

5.	Discuss with management and the independent auditor any correspondence between the Company and regulators or governmental agencies and any associated complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

6.	Review and approve all related-party transactions in accordance with all applicable laws, rules and regulations.

7.	Set clear hiring policies for employees or former employees of independent auditor, and review such policies at least annually, which policies shall meet the requirements of all applicable laws, rules and regulations.

8.	Review any complaints received by the Corporation regarding accounting, internal accounting controls or audit matters and any submissions by employees of concerns regarding accounting or auditing matters.

9.	Regularly report to the Board of Directors its conclusions with respect to the matters that the Audit Committee has considered.

D.	In addition, in connection with the Corporation’s obligations as a “domestically-controlled REIT,” the Audit Committee shall:

1.	Unless the Board of Directors has already done so, designate an appropriate officer (“Monitor”) who, with the assistance of such personnel as may be appropriate, shall monitor and enforce ownership and transfer limitations and restrictions necessary to ensure that the Corporation achieves and maintains qualification as a “domestically-controlled REIT.”

2.	Review and discuss with the Monitor any matter relating to ownership or transfer of the Corporation’s shares in violation of the Corporation’s Certificate of Incorporation, as may be amended from time to time, or any other matters of which the Monitor is required to inform the Audit Committee in accordance with the Corporation’s Policies and Procedures.

3.	Semi-annually review the performance of the Monitor to ensure that the Monitor diligently performs his or her duties in accordance with the Corporation’s Policies and Procedures and at that time consider whether any changes to the Corporation’s Policies and Procedures may be appropriate.
VI.    Meetings

Subject to the By-Laws and resolutions of the Board of Directors, the Audit Committee shall meet at least four (4) times annually at such times as the Chairman of the Committee shall designate. The Audit Committee shall also meet with management, the internal auditors and the independent auditor in separate executive sessions to discuss matters for which the Audit Committee has responsibility. The Audit Committee shall fix its own rules of procedure, and a majority of the members serving shall constitute a quorum. The Audit Committee shall keep minutes of its meetings and all action taken shall be reported to the Board of Directors.

Please Mark Here for Address Change or Comments
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE BELOW-LISTED PROPOSALS.

1.	Elect as directors the nine nominees listed below to serve until the 2006 Annual Meeting of Stockholders and until their successors are elected and qualified (except as marked to the contrary below):

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.
	01	Peter Munk,
	02	Timothy Callahan,
	03	L. Jay Cross,	FOR	WITHHOLD
	04	Brian Mulroney,	all nominees listed	AUTHORITY
	05	James O’Connor,	(except as marked	to vote for all
	06	Glenn Rufrano,	to the contrary)	nominees listed
	07	Richard Thomson,
	08	Polyvios Vintiadis, and
	09	Stephen Volk

		FOR	AGAINST	ABSTAIN
2.	Ratify the re-appointment of PricewaterhouseCoopers LLP as Trizec’s independent registered public accounting firm for the fiscal year ending December 31, 2005.
In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, the Proxy will be voted FOR the election of the nine director nominees, FOR the ratification of the re-appointment of PricewaterhouseCoopers LLP as Trizec’s independent registered public accounting firm for the fiscal year ending December 31, 2005 and otherwise in the discretion of the Proxy Holders.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to Dennis Fabro, Senior Vice President, Investor Relations, of Trizec, by executing and delivering to Mr. Fabro a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person.

	YES	NO
DO YOU PLAN TO
ATTEND THE MEETING?

Signature	Signature	Date	,2005

Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

       http://www.proxyvoting.com/trz
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR

Mail

Mark, sign and date
your proxy card and
return it in the
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

Revocable Proxy	COMMON STOCK

Trizec Properties, Inc.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
2005 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Timothy H. Callahan and Michael C. Colleran, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock of Trizec Properties, Inc. (“Trizec”) that the undersigned is entitled to vote at the 2005 Annual Meeting of Stockholders of Trizec, to be held at the Park Hyatt Hotel, Grand Salon B, 800 North Michigan Avenue, Chicago, Illinois, on Thursday, May 19, 2005, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof, as indicated below.

     At the present time, the board of directors knows of no other business to be presented at the Annual Meeting.

     The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying proxy statement.

IMPORTANT — THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

You can now access your Trizec Properties, Inc. account online.

Access your Trizec Properties, Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Trizec Properties, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status

•	View certificate history

•	View book-entry information

•	View payment history for dividends

•	Make address changes

•	Obtain a duplicate 1099 tax form

•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

Revocable Proxy	SPECIAL VOTING STOCK

Trizec Properties, Inc.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
2005 ANNUAL MEETING OF STOCKHOLDERS

                      The undersigned hereby appoints Timothy H. Callahan and Michael C. Colleran, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of special voting stock of Trizec Properties, Inc. (“Trizec”) that the undersigned is entitled to vote with respect to the election of directors at the 2005 Annual Meeting of Stockholders of Trizec to be held at the Park Hyatt Hotel, Grand Salon B, 800 North Michigan Avenue, Chicago, Illinois, on Thursday, May 19, 2005, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof, as indicated below. The election of Trizec’s directors at the Annual Meeting is the sole matter on which the undersigned is entitled to vote as the holder of the special voting stock of Trizec.

                      The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying proxy statement.

IMPORTANT — THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

(CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE)

(CONTINUED FROM THE FRONT SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NINE DIRECTOR NOMINEES.

1.	Elect as directors the nine nominees listed below to serve until the 2006 Annual Meeting of Stockholders and until their successors are elected and qualified (except as marked to the contrary below):

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.

01 Peter Munk, 02 Timothy Callahan, 03 L. Jay Cross, 04 Brian Mulroney, 05 James O’Connor, 06 Glenn Rufrano, 07 Richard Thomson, 08 Polyvios Vintiadis, and 09 Stephen Volk

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, this Proxy will be voted “FOR” the election of the nine director nominees.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to Dennis Fabro, Senior Vice President, Investor Relations, of Trizec, by executing and delivering to Mr. Fabro a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person.

☐	FOR all nominees listed above (except as marked to the contrary).
☐	WITHHOLD AUTHORITY to vote for all nominees listed above.

DO YOU PLAN TO ATTEND THE ANNUAL MEETING?

☐ YES                   ☐ NO

Signature	Signature	Date	, 2005
Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.